UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Graphic Packaging Holding Company

(Name of Registrant as Specified In Its Charter)

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March 31, 2009

Dear Graphic Packaging Holding Company Stockholders:

It is my pleasure to invite you to Graphic Packaging Holding Company’s 2009 Annual Meeting of Stockholders, to be held at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, on Wednesday, May 13, 2009, at 10:00 a.m. local time.

The formal Notice of Annual Meeting and Proxy Statement are enclosed with this letter. The Proxy Statement describes the matters to be acted upon at the Annual Meeting. It also describes how our Board of Directors operates and provides compensation and other information about the management and Board of Directors of Graphic Packaging Holding Company.

Whether or not you plan to attend the Annual Meeting, your vote is important and I hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, regardless of whether you attend in person. If you hold your shares in your own name and choose to attend the Annual Meeting, you may revoke your proxy and personally cast your votes at the Annual Meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow instructions from such firm to vote your shares.

Sincerely yours,

John R. Miller
Chairman of the Board

Notice
of
Annual Meeting of Stockholders
of
Graphic Packaging Holding Company

Date:	May 13, 2009
Time:	10:00 a.m. local time
Place:	Renaissance Waverly Hotel 2450 Galleria Parkway Atlanta, Georgia 30339

Purposes:

•	To elect three Class II Directors to serve a three-year term and until the 2012 Annual Meeting of Stockholders;

•	To approve an amendment to the Graphic Packaging Corporation 2004 Stock and Incentive Plan (i) to increase the number of shares of Graphic Packaging Holding Company’s common stock that may be granted pursuant to awards by 12,000,000 shares; (ii) to reapprove and add to a list of qualified business criteria for performance-based awards; and (iii) to make other conforming changes;

•	To approve an amendment to the Restated Certificate of Incorporation of Graphic Packaging Holding Company that would permit its Board of Directors to implement, at their discretion, a reverse stock split of the common stock at any time prior to the 2010 Annual Meeting of Stockholders; and

•	To transact any other business that may be properly brought before the Annual Meeting.

Only stockholders of record at the close of business on March 16, 2009 are entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournment thereof.

By order of the Board of Directors,

Stephen A. Hellrung
Senior Vice President, General Counsel
and Secretary
814 Livingston Court
Marietta, Georgia 30067
March 31, 2009

YOUR VOTE IS VERY IMPORTANT.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, PLEASE AUTHORIZE YOUR PROXY OR DIRECT YOUR VOTE BY INTERNET OR TELEPHONE, AS DESCRIBED IN THE ENCLOSED PROXY STATEMENT, OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY BY MAIL IN THE ENVELOPE PROVIDED. IF YOU MAIL THE PROXY CARD, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Proxy Statement
for the
Annual Meeting of Stockholders
on
May 13, 2009

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or “Board”) of Graphic Packaging Holding Company, a Delaware corporation (the “Company”), of proxies to be voted at the 2009 Annual Meeting of Stockholders to be held at the Renaissance Waverly Hotel, located at 2450 Galleria Parkway, Atlanta, Georgia 30339, on Wednesday, May 13, 2009, at 10:00 a.m. local time (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card will first be sent on or before April 3, 2009 to the Company’s stockholders of record as of the close of business on March 16, 2009 (the “Record Date”). References in this Proxy Statement to “Graphic Packaging,” “GPHC” “we,” “us,” and “our” or similar terms are to Graphic Packaging Holding Company.

Outstanding Shares

As of the close of business on the Record Date, there were 342,568,704 shares of the Company’s common stock outstanding and entitled to vote. Stockholders are entitled to one vote for each share held on all matters to come before the Annual Meeting.

Who May Vote

Only stockholders who held shares of the Company’s common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

How to Vote in Person

If your shares are registered directly in your name, you are considered a stockholder of record and you may vote in person at the Annual Meeting. If your shares are registered through a bank or brokerage firm, your shares are considered to be held beneficially in street name. If your shares are held beneficially in street name and you wish to vote in person at the Annual Meeting, you will need to obtain a proxy from the bank or brokerage firm that holds your shares. Please note that even if you plan to attend the Annual Meeting in person, the Company recommends that you vote before the Annual Meeting.

How to Vote by Proxy

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by any of the methods described below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your bank or brokerage firm.

Voting over the Internet.  Stockholders of record of the Company’s common stock with Internet access may submit proxies from any location in the world by following the “Vote by Internet” instructions on their proxy cards. In addition, most of the Company’s stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction card provided by their bank or brokerage firm. Please check the voting instruction card to determine Internet voting availability.

Voting by Telephone.  Stockholders of record of the Company’s common stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards. Most of the Company’s stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction card provided by their bank or brokerage firm. Please check the voting instruction card to determine telephone voting availability.

Voting by Mail.  Stockholders of record of the Company’s common stock may submit proxies by completing, signing and dating the enclosed proxy card and mailing it in the accompanying pre-addressed envelope. The Company’s stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction card provided by their bank or brokerage firm and mailing them in the accompanying pre-addressed envelope.

How Proxies Work

The Board of Directors is asking for your proxy. By giving the Board your proxy, your shares will be voted at the Annual Meeting in the manner you direct. If you do not specify how you wish to vote your shares, your shares will be voted “FOR” the election of each of the Director nominees, “FOR” the amendment of the Graphic Packaging Corporation 2004 Stock and Incentive Plan (the “2004 Plan”), and “FOR” the amendment of the Company’s Restated Certificate of Incorporation that would permit the Company’s Board of Directors to implement a reverse stock split of the Company’s common stock. Proxyholders will vote shares according to their discretion on any other matter properly brought before the Annual Meeting.

If for any reason any of the nominees for election as Director is unable or declines to serve as a Director, discretionary authority may be exercised by the proxyholders to vote for a substitute proposed by the Board.

If the shares you own are held beneficially in street name by a bank or brokerage firm, such firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.”

How to Vote Your 401(k) Plan Shares

If you participate in the Company’s 401(k) Savings Plan or in the Company’s Hourly 401(k) Savings Plan (the “401(k) Plans”), you may give voting instructions as to the number of shares of the Company’s common stock held in your account as of the Record Date to the trustee of the savings plan. You provide voting instructions to the trustee, Fidelity Management Trust Company, by completing and returning the proxy card accompanying this Proxy Statement. The trustee will vote your shares in accordance with your duly executed instructions received by 12:00 midnight on May 8, 2009. If you do not send instructions, the trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions.

You may also revoke voting instructions previously given to the trustee by 12:00 midnight on May 8, 2009, by filing either a written notice of revocation or a properly completed and signed proxy card bearing a later date with the trustee. Your voting instructions will be kept confidential by the trustee.

Quorum

In order to carry out the business of the Annual Meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes present at the Annual Meeting for purposes of calculating whether a quorum is present.

Votes Needed

The Director nominees receiving the largest number of votes cast are elected, up to the maximum number of Directors fixed by the Board to be elected at the Annual Meeting. As a result, any shares not voted, whether by abstention, broker non-vote or otherwise, have no effect on the election of Directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes. Approval of the amendment to the Company’s Restated Certificate of Incorporation requires the affirmative vote of holders of a majority of shares outstanding and entitled to vote. Approval of any other matter properly brought before the Annual Meeting requires the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. An abstention with respect to the amendment of the Restated Certificate of Incorporation or any other matter will have the effect of a vote against such proposal and broker non-votes will have no effect, as broker non-votes are not treated as shares entitled to vote.

Changing Your Vote

Shares of the Company’s common stock represented by proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by sending an instrument revoking the proxy or a proxy bearing a later date to the Company’s Corporate Secretary. Any notice of revocation should be sent to: Graphic Packaging Holding Company, 814 Livingston Court, Marietta, Georgia 30067, Attention: Corporate Secretary. Any proxy submitted over the Internet or by telephone may also be revoked by submitting a new proxy over the Internet or by telephone. A proxy is also revoked if the person who executed the proxy is present at the Annual Meeting and elects to vote in person.

Attending in Person

Only stockholders, their designated proxies and guests of the Company may attend the Annual Meeting. If your shares are held beneficially in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of shares of the Company’s common stock as of the Record Date in order to be admitted to the Annual Meeting.

Internet Availability of this Proxy Statement and Form 10-K

The Company’s Proxy Statement, 2008 Annual Report to Stockholders and 2008 Annual Report on Form 10-K are available on the Company’s website at www.graphicpkg.com.

SUMMARY OF COMBINATION WITH ALTIVITY PACKAGING, LLC

On March 10, 2008, the businesses of Graphic Packaging Corporation (“GPC”) and Altivity Packaging, LLC (“Altivity”) were combined through a series of transactions. A new publicly-traded parent company, Graphic Packaging Holding Company, was formed and all of the equity interests in Altivity’s parent company were contributed to GPHC in exchange for 139,445,038 shares of its common stock. Stockholders of GPC received one share of GPHC common stock for each share of GPC common stock held immediately prior to the transactions. Subsequently, all of the equity interests in Altivity’s parent company were contributed to GPHC’s primary operating company, Graphic Packaging International, Inc. Together, these transactions are referred to herein as the “Altivity Transaction.”

CORPORATE GOVERNANCE MATTERS

Below, in question and answer format, is a summary of certain of the Company’s corporate governance policies and practices.

Who are Graphic Packaging’s Directors?

The Board currently consists of George V. Bayly, John D. Beckett, G. Andrea Botta, Kevin J. Conway, Jeffrey H. Coors, Kelvin L. Davis, Matthew J. Espe, Jeffrey Liaw, Harold R. Logan, Jr., Michael G. MacDougall, John R. Miller (who serves as the Chairman of the Board), David W. Scheible (who serves as President and Chief Executive Officer of the Company) and Robert W. Tieken. The members of the GPC Board from January 1, 2008 through the closing of the Altivity Transaction were Messrs. Beckett, Botta, Conway, Coors, Logan, Miller, Scheible and Tieken, as well as William R. Fields. In addition, Mr. Jack A. Fusco served as a member of the Board of Directors from March 10, 2008 through August 13, 2008. Mr. Espe was elected to the Board on March 4, 2009 to fill the vacancy created when Mr. Fusco resigned.

How does Graphic Packaging determine which Directors are independent?

For purposes of this Proxy Statement, “independent” and “independence” have the meanings set forth under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, the rules and regulations adopted thereunder by the Securities and Exchange Commission (the “SEC”), the corporate governance listing standards of the NYSE, and the Company’s Corporate Governance Guidelines, all as in effect from time to time. A Director will not qualify as independent unless the Board affirmatively determines that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In addition, in accordance with the Company’s Corporate Governance Guidelines, the Company will also apply the following standards in determining whether a Director is independent:

•	A Director who is an employee of the Company, or whose immediate family member serves as one of the Company’s executive officers, may not be deemed independent until three years after the end of such employment relationship.

•	A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than Board and committee fees and pension or other forms of deferred compensation for prior service, may not be deemed independent until three years after he or she ceases to receive more than $100,000 per year in such compensation. Compensation received by an immediate family member for service as one of the Company’s non-executive employees will not be considered in determining independence under this test.

•	A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, the Company’s present or former internal or external auditor may not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

•	A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers serve on that company’s compensation committee may not be deemed independent until three years after the end of such service or the employment relationship.

•	A Director who is an executive officer, general partner or employee, or whose immediate family member is an executive officer or general partner, of an entity that makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent until three years after falling below that threshold.

Applying these standards, the following seven of the Company’s thirteen Directors are independent: Messrs. Bayly, Beckett, Botta, Espe, Logan, Miller and Tieken. Mr. Scheible is not considered independent because he serves as an executive officer of the Company. Mr. Coors is not considered independent because he is a former executive officer of Graphic Packaging Corporation and is the Coors family representative under the Stockholders Agreement dated July 9, 2007 (the “Stockholders Agreement”) by and among the Company, the Coors family trusts and foundation, Clayton, Dubilier & Rice Fund V Limited Partnership (the “CD&R Fund”), Old Town, S.A. (formerly known as EXOR Group, S.A. and referred to herein as “Old Town”), Field

Holdings, Inc. and certain affiliates of TPG Capital, L.P. (the “TPG Entities”). The Coors family trusts and foundation own over 18% of the Company’s common stock. Mr. Conway is not considered independent because of his status as a principal of Clayton, Dubilier & Rice, Inc. (“CD&R”), a private investment firm that manages the CD&R Fund, the holder of approximately 10% of the Company’s common stock and a party to the Stockholders Agreement. Messrs. Davis, Liaw and MacDougall are not considered independent because of their status as partners and employees of TPG Capital, L.P. The TPG Entities own approximately 38.6% of the Company’s common stock and are parties to the Stockholders Agreement.

The Company is a “controlled company,” as that term is defined in the NYSE’s corporate governance listing standards, because more than 50% of the Company’s voting power is held by a group of stockholders consisting of the Coors family trusts and foundation, the CD&R Fund, Old Town and the TPG Entities. Please see “Certain Relationships and Related Transactions” below. As a “controlled company,” the Company is exempt from the requirements of Rule 303A of the NYSE Listed Company Manual with respect to having the Board be comprised of a majority of independent Directors and having the Compensation and Benefits Committee and Nominating and Corporate Governance Committee being composed solely of independent Directors.

How many times did the Board of Directors meet last year?

The Board of Directors of GPC met three times in 2008 and the Board of Directors of GPHC met five times in 2008.

Did any of GPC’s or GPHC’s Directors attend fewer than 75% of the meetings of the Board and their assigned committees?

All of the Directors of GPC and GPHC attended at least 75% of the meetings of the Board and their assigned committees during 2008.

What is GPHC’s policy on Director attendance at annual meetings of stockholders?

Directors are expected to attend each annual meeting of stockholders, but are not required to do so. All of GPHC’s Directors, except Messrs. Davis and Logan, attended the 2008 annual meeting of stockholders.

Do the non-management Directors meet during the year in executive session?

Yes, the non-management Directors of GPHC met separately at regularly scheduled executive sessions during 2008 without any member of management being present. Mr. Miller, as the Chairman of the Board and Chairman of the Nominating and Corporate Governance Committee, acted as presiding Director at each executive session held by GPHC during 2008.

Can stockholders and other interested parties communicate directly with the Directors of Graphic Packaging or with the non-management Directors of Graphic Packaging?

Yes. If you wish to communicate with the Board or any individual Director, you may send correspondence to Graphic Packaging Holding Company, 814 Livingston Court, Marietta, Georgia 30067, Attention: Corporate Secretary. The Corporate Secretary will submit your correspondence to the Board, the appropriate committee or the appropriate Director, as applicable. You may also communicate directly with the presiding non-management Director of the Board or the non-management Directors as a group by sending correspondence to Graphic Packaging Holding Company, 814 Livingston Court, Marietta, Georgia 30067, Attention: Presiding Director.

Does Graphic Packaging’s Board of Directors have any separately-designated standing committees?

The Board currently has three separately-designated standing committees: the Audit Committee, the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee.

What does the Audit Committee do?

The Audit Committee is responsible for, among other things, assisting the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	compliance with legal and regulatory requirements;

•	systems of internal accounting and financial controls;

•	the performance of the annual independent audit of the Company’s financial statements;

•	the Company’s independent auditor’s qualifications and independence;

•	the performance of the internal audit function; and

•	the review and approval or ratification (if appropriate) of transactions with related parties.

The Audit Committee is also responsible for preparing the Report of the Audit Committee in conformity with the rules of the SEC to be included in the proxy statement for the annual meeting of stockholders.

Who are the members of the Audit Committee?

The members of GPHC’s Audit Committee are Messrs. Logan, Miller and Tieken, with Mr. Tieken serving as Chairman. Messrs. Logan, Miller and Tieken also served as members of GPC’s Audit Committee in 2008.

How many meetings did the Audit Committee have last year?

The Audit Committee of GPC held two meetings during 2008, and the Audit Committee of GPHC held six meetings during 2008.

Does Graphic Packaging have an Audit Committee Financial Expert?

Yes. The Board has examined the SEC’s definition of “audit committee financial expert” and has determined that each of Harold R. Logan, Jr., John R. Miller and Robert W. Tieken meet these standards and are each “independent directors,” as defined by Section 303A of the NYSE’s Listed Company Manual. Accordingly, each of Messrs. Logan, Miller and Tieken have been designated by the Board as an audit committee financial expert.

What does the Compensation and Benefits Committee do?

The Compensation and Benefits Committee oversees the compensation and benefits of the Company’s management and employees and is responsible for, among other things:

•	reviewing and making recommendations as to the compensation of the President and Chief Executive Officer, the other senior executives of the Company who report to the Chief Executive Officer and any employee whose annual base salary exceeds $250,000;

•	approving any equity compensation awards to employees who are “officers” for purposes of Section 16 of the Exchange Act; and

•	administering the Company’s short- and long-term incentive plans.

Who are the members of the Compensation and Benefits Committee?

The members of GPHC’s Compensation and Benefits Committee are currently Messrs. Bayly, Botta and Espe, with Mr. Bayly serving as Chairman. Mr. Fusco served on the Compensation and Benefits Committee from March 10, 2008 through August 13, 2008. In September 2008, Mr. Botta was appointed to the Compensation and Benefits Committee. Mr. Beckett, who is retiring from the Board of Directors as of the Annual Meeting, resigned from the Compensation and Benefits Committee on March 4, 2009. At that time,

Mr. Espe was appointed to the Compensation and Benefits Committee. Messrs. Beckett, Botta and Fields served on GPC’s Compensation and Benefits Committee until March 10, 2008. All of these Directors are “independent directors,” as defined by Section 303A of the NYSE’s Listed Company Manual.

How many meetings did the Compensation and Benefits Committee have last year?

The Compensation and Benefits Committee of GPC held one meeting during 2008 and the Compensation and Benefits Committee of GPHC held six meetings during 2008.

What does the Nominating and Corporate Governance Committee do?

The Nominating and Corporate Governance Committee is responsible for, among other things, identifying qualified individuals for nomination to the Board and developing and recommending a set of corporate governance principles to the Board.

Who are the members of the Nominating and Corporate Governance Committee?

The members of GPHC’s Nominating and Corporate Governance Committee are currently Messrs. Botta, Conway, Coors, Davis, MacDougall and Miller, with Mr. Miller serving as Chairman and a non-voting member. Messrs. Botta, Conway, Coors, Fields, Miller and Tieken served on GPC’s Nominating and Corporate Governance Committee until March 10, 2008, with Mr. Miller serving as Chairman. Messrs. Botta, Fields, Miller and Tieken are each “independent directors,” as defined by Section 303A of the NYSE’s Listed Company Manual. As discussed above, Messrs. Conway, Coors, Davis and MacDougall are not “independent directors.”

How many meetings did the Nominating and Corporate Governance Committee hold last year?

The Nominating and Corporate Governance Committee of the Board of Directors of GPC met once during 2008 and the Nominating and Corporate Governance Committee of GPHC held seven meetings during 2008.

Does Graphic Packaging have Corporate Governance Guidelines?

Yes, the Board has formally adopted Corporate Governance Guidelines to assure that it will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to assure that the Board is focused on increasing stockholder value. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to Board composition and selection, Board meetings and involvement of senior management, evaluation of the Chief Executive Officer’s performance and senior management succession planning, and Board committees and compensation. You may find a copy of the Corporate Governance Guidelines on the Company’s website at www.graphicpkg.com in the Investor Relations section under Corporate Governance.

Does Graphic Packaging have a code of ethics and conduct, and, if so, where can I find a copy?

Yes, the Board has formally adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s employees, officers and directors. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.graphicpkg.com in the Investor Relations section under Corporate Governance.

Does Graphic Packaging have a policy governing related-party transactions, and, if so, where can I find a copy?

Yes, the Board has delegated authority to the Audit Committee to review and approve related-party transactions. The Audit Committee has adopted a Policy Regarding Related-Party Transactions that is available on the Company’s website at www.graphicpkg.com in the Investor Relations section under Corporate Governance.

Have the Board’s standing committees adopted charters and, if so, where can I find copies?

Yes, the Audit Committee, Compensation and Benefits Committee and Nominating and Corporate Governance Committee have each adopted charters, copies of which can be found on the Company’s website at www.graphicpkg.com in the Investor Relations section under Corporate Governance.

How can I obtain printed copies of the information described above?

The Company will provide printed copies of the charters of the Audit Committee, Compensation and Benefits Committee and Nominating and Corporate Governance Committee, as well as the Policy Regarding Related-Party Transactions, the Code of Business Conduct and Ethics and Corporate Governance Guidelines to any person without charge upon request.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Board of Directors has thirteen members divided into three classes, with one class being elected each year for a three-year term. The three nominees standing for election as Class II Directors are: Jeffrey Liaw, Michael G. MacDougall and John R. Miller. Mr. John D. Beckett, who is currently serving as a Class II Director, is retiring from the Board and, therefore, is not standing for re-election.

If elected, each Class II nominee will serve three consecutive years with his term expiring in 2012, and until a successor is elected and qualified. The election of the Director nominees is by plurality vote, which means that the three nominees receiving the highest number of affirmative votes will be elected. If at the time of the Annual Meeting, any of these nominees is unable or unwilling to serve as a Director for any reason, which is not expected to occur, the persons named as proxies will vote for such substitute nominee or nominees, if any, as shall be designated by the Board. See “Certain Relationships and Related Transactions — Stockholders Agreement” for information regarding rights that certain stockholders have to designate nominees for director and the obligations of certain stockholders to vote for certain nominees.

Set forth below is certain information furnished to the Company by the Director nominees and by each of the incumbent Directors whose term will continue after the Annual Meeting. There are no family relationships among any Directors or executive officers of the Company.

Information Concerning the Nominees

Class II Directors — Term to Expire in 2012

Jeffrey Liaw, 32, was appointed to GPHC’s Board on March 10, 2008. Mr. Liaw has been employed in TPG Capital’s Energy and Industrial investing practice areas since 2005. Prior to joining TPG Capital in 2005, Mr. Liaw was an associate at Bain Capital, a private equity investment firm, in its Industrials practice. Mr. Liaw is a director and audit committee member of Energy Future Holdings Corp. (formerly TXU Corp.) and a director and compensation committee member of Oncor Electric Delivery Company. Mr. Liaw is a graduate of the University of Texas at Austin and received his M.B.A. from Harvard Business School where he was a Baker Scholar and a Siebel Scholar.

Michael G. MacDougall, 38, was appointed to GPHC’s Board on March 10, 2008. Mr. MacDougall is a partner of TPG Capital. Prior to joining TPG Capital in 2002, Mr. MacDougall was a vice president in the Principal Investment Area of the Merchant Banking Division of Goldman, Sachs & Co., where he focused on private equity and mezzanine investments. He is a director of Kraton Polymers LLC, Aleris International, Inc. and Energy Future Holdings Corp. (formerly TXU Corp.). Mr. MacDougall served on the board of managers of Texas Genco LLC prior to its sale to NRG Energy, Inc. in February 2006. He also serves as the Chairman of the Board of The Opportunity Network and is a member of the Board of The Dwight School Foundation and Iselsboro Affordable Property. Mr. MacDougall is a graduate of the University of Texas at Austin and received his M.B.A. with distinction from Harvard Business School.

John R. Miller, 71, was appointed to GPHC’s Board on March 10, 2008 and serves as its Chairman. Prior to the Altivity Transaction, Mr. Miller had served as the non-executive Chairman of the Board of Directors of GPC since August 8, 2006 and had been a member of such Board since 2002. He has served as Chairman of the Board of Directors of Cambrex Corporation, a life science company, since 2008 and has been a member of such Board since 1998. Mr. Miller has been a director of Eaton Corporation, a global diversified industrial manufacturer, since 1985. From 2005 to 2008, he served on the Board of SIRVA, Inc., a global provider of moving and relocation services, serving as Chairman of the Board from 2006 to 2008. He formerly served as President and Chief Operating Officer of The Standard Oil Company and Chairman of the Federal Reserve Bank of Cleveland.

Information Concerning Continuing Directors

Class I Directors — Term to Expire in 2011

G. Andrea Botta, 55, was appointed to GPHC’s Board on March 10, 2008. Prior to the Altivity Transaction, he had served as a member of GPC’s Board since 1996. Mr. Botta has served as the President of Glenco LLC, a private investment company, since February 2004. From 1999 to February 2004, Mr. Botta served as a managing director of Morgan Stanley. Before joining Morgan Stanley, he was President of EXOR America, Inc. (formerly IFINT-USA, Inc.) from 1993 until September 1999 and for more than five years prior thereto, Vice President of Acquisitions of IFINT-USA, Inc.

Kevin J. Conway, 50, was appointed to GPHC’s Board on March 10, 2008. Prior to the Altivity Transaction, he had served as a member of GPC’s Board since 1995. Mr. Conway is the Managing Partner of CD&R, a New York-based private investment firm, a director of CD&R Investment Associates II, Inc. (“Associates II”), a Cayman Islands exempted company that is the managing general partner of CD&R Associates V Limited Partnership, a Cayman Islands exempted limited partnership (“Associates V”), the general partner of CD&R, and a limited partner of Associates V.

Jeffrey H. Coors, 64, was appointed to GPHC’s Board on March 10, 2008. Prior to the Altivity Transaction, he had served as a member of GPC’s Board since August 2003. He also served as GPC’s Vice Chairman from August 2006 through his retirement on December 31, 2007, and as Executive Chairman from August 2003 through August 2006. Mr. Coors was Chairman of Graphic Packaging International Corporation from 2000 and until August 2003, and was its Chief Executive Officer and President from Graphic Packaging International Corporation’s formation in 1992 until August 2003. Mr. Coors served as Executive Vice President of the Adolph Coors Company from 1991 to 1992 and as its President from 1985 to 1989, and as President of Coors Technology Companies from 1989 to 1992. Mr. Coors currently serves as a director of R.W. Beckett Corporation.

Kelvin L. Davis, 45, was appointed to GPHC’s Board on March 10, 2008. Mr. Davis is a Senior Partner of TPG Capital and Head of the firm’s North American Buyouts Group, incorporating investments in all non-technology industry sectors. Prior to joining TPG in 2000, Mr. Davis was President and Chief Operating Officer of Colony Capital, Inc., a private international real estate-related investment firm in Los Angeles, which he co-founded in 1991. Prior to the formation of Colony, Mr. Davis was a principal of RMB Realty, Inc., the real estate investment vehicle of Robert M. Bass. Prior to his affiliation with RMB Realty, he worked at Goldman, Sachs & Co. in New York City and with Trammell Crow Company in Dallas and Los Angeles. Mr. Davis earned a B.A. degree (Economics) from Stanford University and a M.B.A. from Harvard University, where he was a Baker Scholar, a John L. Loeb Fellow, and a Wolfe Award recipient. Mr. Davis is a director of Kraton Polymers LLC, Aleris International, Inc., Harrah’s Entertainment, Inc., Metro-Goldwyn-Mayer Studios Inc. and Univision Communications Inc. He is also a ten-year Director (and past Chairman) of Los Angeles Team Mentoring, Inc. (a charitable mentoring organization), is a director of the Los Angeles Philharmonic Association, and is on the Board of Overseers and Art Collections Council of the Huntington Library, Art Collections, and Botanical Gardens.

David W. Scheible, 52, was appointed to GPHC’s Board upon its formation (under the name New Giant Corporation) in June 2007. Prior to the Altivity Transaction, he had served as a director, President and Chief Executive Officer of GPC since January 1, 2007. Prior to that time, Mr. Scheible had served as Chief

Operating Officer of GPC since October 2004. Mr. Scheible served as Executive Vice President of Commercial Operations from August 2003 until October 2004. Mr. Scheible served as Graphic Packaging International Corporation’s Chief Operating Officer from 1999 until August 2003. He also served as President of Graphic Packaging International Corporation’s Flexible Division from January to June 1999. Previously, Mr. Scheible was affiliated with the Avery Dennison Corporation, working most recently as its Vice President and General Manager of the Specialty Tape Division from 1995 through 1999 and Vice President and General Manager of the Automotive Division from 1993 to 1995.

Class III Directors — Term to Expire in 2010

George V. Bayly, 66, was appointed to GPHC’s Board on March 10, 2008. Mr. Bayly served as Chairman and interim Chief Executive Officer of Altivity from October 2006 to March 10, 2008. Prior to October 2006, Mr. Bayly served as Co-Chairman of U.S. Can Corporation from September 2005 to September 2006, as well as Co-Chairman and Chief Executive Officer from March 2005 to September 2005. In addition, Mr. Bayly has been a principal of Whitehall Investors, LLC, a consulting and venture capital firm, since January 2002. From January 1991 to December 2002, Mr. Bayly served as Chairman, President and Chief Executive Officer of Ivex Packaging Corporation. From 1987 to 1991, Mr. Bayly served as Chairman, President and Chief Executive Officer of Olympic Packaging, Inc. Mr. Bayly also held various management positions with Packaging Corporation of America from 1973 to 1987. Mr. Bayly serves on the Board of Directors of ACCO Brands Corporation, Huhtamaki Oyj and Treehouse Foods, Inc. Mr. Bayly holds a B.S. from Miami University and a M.B.A. from Northwestern University. Mr. Bayly also served as a Lieutenant Commander in the United States Navy.

Matthew J. Espe, 50, joined GPHC’s Board on March 4, 2009. Mr. Espe is the Chairman, President and Chief Executive Officer of IKON Office Solutions, Inc., a position he has held since 2003, and served as Chief Executive Officer and Director since 2002. IKON is a provider of integrated document management systems and services. Prior to his employment with IKON, Mr. Espe was President and Chief Executive Officer of GE Lighting from 2000 through 2002, President of GE Plastics-Europe from 1999 through 2000, and President of GE Plastics-Asia from 1998 through 1999, each a division of General Electric Company, a diversified industrial company. He also serves on the Advisory Board to the University of Idaho, is a director of Unisys Corporation and is a member of the United Way of Southeastern Pennsylvania Board.

Harold R. Logan, Jr., 64, was appointed to GPHC’s Board on March 10, 2008. Prior to the Altivity Transaction, Mr. Logan had served as a member of GPC’s Board since August 2003. From 2001 until August 2003, Mr. Logan served as one of the directors of Graphic Packaging International Corporation. From 2003 through September 2006, Mr. Logan was a director and Chairman of the Finance Committee of TransMontaigne, Inc., a transporter of refined petroleum products, and was a director, Executive Vice President, and Chief Financial Officer of TransMontaigne, Inc. from 1995 to 2002. TransMontaigne, Inc. was sold to Morgan Stanley Group, Inc. on October 1, 2006. Mr. Logan served as a director and Senior Vice President, Finance of Associated Natural Gas Corporation, a natural gas and crude oil company, from 1987 to 1994. He also serves as Chairman of the Board of Supervisors of Suburban Propane Partners, L.P. and as a director of Hart Energy Publishing, LLC.

Robert W. Tieken, 69, was appointed to GPHC’s Board on March 10, 2008. Prior to the Altivity Transaction, Mr. Tieken had served as a member of GPC’s Board since September 2003. Mr. Tieken served as the Executive Vice President and Chief Financial Officer of The Goodyear Tire & Rubber Company from May 1994 to June 2004. From 1993 until May 1994, Mr. Tieken served as Vice President-Finance for Martin Marietta Corporation. From July 2006 until July 2008, Mr. Tieken served as a member of the Board of Directors of SIRVA, Inc., a global provider of moving and relocation services, and from August 2007 until July 2008, as its Chief Executive Officer.

Criteria for Potential Directors

The Company’s Board is responsible for selecting nominees for election as Directors by stockholders and for filling vacancies on the Board. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board individuals for nomination as members of the Board and its committees and, in this regard, reviewing with the Board on an annual basis the current skills, background and expertise of the members of the Board, as well as the Company’s future and ongoing needs. This assessment is used to establish criteria for identifying and evaluating potential candidates for the Board. However, as a general matter, the Nominating and Corporate Governance Committee seeks individuals who demonstrate:

•	the highest personal and professional integrity;

•	commitment to driving the Company’s success;

•	an ability to provide informed and thoughtful counsel on a range of issues; and

•	exceptional ability and judgment.

The Nominating and Corporate Governance Committee considers candidates recommended by its members and other Directors. The Nominating and Corporate Governance Committee will also consider whether to nominate any person recommended by a stockholder pursuant to the provisions of the Company’s By-Laws relating to stockholder nominations as described in “Stockholder Proposals and Nominations,” below. The Nominating and Corporate Governance Committee uses the same criteria to evaluate proposed nominees that are recommended by its members and other Directors as it does for stockholder-recommended nominees.

Compensation of Directors

The following table sets forth information regarding the compensation of the non-employee Directors of GPC and GPHC in 2008.

Director Compensation Table for 2008

	Fees
	Earned
	or Paid	Stock
	in Cash	Awards	Total
Name	($)	($)(1)	($)

George V. Bayly	49,853	90,000	139,853
John D. Beckett	51,277	90,000	141,277
G. Andrea Botta(2)	56,779	90,000	146,779
Kevin J. Conway	51,277	90,000	141,277
Jeffrey H. Coors	53,777	90,000	143,777
Kelvin L. Davis	41,000	90,000	131,000
William R. Fields	11,362	0.00	11,362
Jack A. Fusco	17,434	90,000	107,434
Jeffrey Liaw	37,500	90,000	127,500
Harold R. Logan, Jr.	52,277	90,000	142,277
Michael G. MacDougall	44,500	90,000	134,500
John R. Miller	170,573	90,000	260,573
Robert W. Tieken	65,696	90,000	155,696

(1)	The dollar value of stock awards set forth in this column is equal to the compensation cost recognized during 2008 for financial statement purposes in accordance with FAS 123R.

(2)	Mr. Botta previously elected to defer all of the cash and stock compensation payable to him in 2008. Instead of receiving cash and stock compensation, he receives phantom stock awards. In 2008, Mr. Botta received 69,863 shares of phantom stock.

Each Director who is not an officer or employee of the Company receives an annual cash retainer fee of $50,000, payable in quarterly installments. In addition, each non-employee Director receives $1,500 per Board meeting attended and $1,000 per committee meeting attended. The Chairman of the Board, the Audit Committee Chairman and each of the other Committee Chairmen receive a further retainer fee of $100,000,

$12,000 and $10,000, respectively, payable in equal quarterly installments. In addition to the retainers and meeting fees, each non-employee Director receives an annual grant of shares of common stock with a value of $90,000 on the date of grant. Non-employee Directors have the option to defer all or part of the cash and equity compensation payable to them in the form of phantom stock.

Directors who are officers or employees do not receive any additional compensation for serving as a Director. Pursuant to the terms of Mr. Conway’s employment with CD&R, he has assigned his right to receive compensation for his service as a Director to CD&R. The Company reimburses all Directors for reasonable and necessary expenses they incur in performing their duties as Directors.

Board Recommendation

The Board believes that voting for each of the three nominees for Director selected by the Board is in the best interests of the Company and its stockholders. The Board recommends a vote “FOR” each of the three nominees for Director.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The members of GPHC’s Compensation and Benefits Committee (prior to the changes in membership as of March 4, 2009 discussed above) reviewed and discussed the following Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation and Benefits Committee

George V. Bayly, Chairman
John D. Beckett
G. Andrea Botta

COMPENSATION DISCUSSION AND ANALYSIS

References to the “Committee” in this Compensation Discussion and Analysis section are to the Compensation and Benefits Committee. References to “Executives” are to the Named Executive Officers reported in the Summary Compensation Table and other tables in this proxy statement.

Guiding Principles and Policies

The goal of our compensation program is to align the interests of our employees with those of our stockholders. We do this by implementing compensation practices designed to attract, retain and motivate key members of management. A significant portion of the compensation packages of our Executives is intended to be at-risk pay for performance. In our program, we analyze each component of executive compensation and decisions with respect to one element of pay may or may not impact other elements of the overall pay packages. Market data, individual performance, retention needs and internal equity among our Executives’ compensation packages have been the primary factors considered in decisions to increase or decrease compensation materially.

Peer Group and Market Data

We obtain an analysis of market data at least every other year. Compensation of the Executives is compared to the compensation paid to executives holding comparable positions at similar companies. The companies used for this comparison are chosen by the Company and the Committee’s consultant, Hewitt Associates, and consist of a group of about 30 manufacturing companies with revenues approximately one-half to double the revenues of the Company that participate in Hewitt Associates’ database of executive pay. This peer group was originally chosen in 2003 but was revised and reconfirmed based on the Company’s size as a result of the Altivity Transaction. Hewitt Associates tests the peer group results against data from broader general industry, manufacturing and forest products groups to ensure that the peer group provides an appropriate benchmark of executive compensation.

The peer group used to develop 2008 compensation is listed below.

Air Products and Chemicals, Inc.	Ecolab Inc.	Pactiv Corporation
Armstrong World Industries, Inc.	Energizer Holdings, Inc.	Rockwell Automation, Inc.
Avery Dennison Corporation	FMC Technologies, Inc.	Sonoco Products Company
C. R. Bard, Inc.	Herman Miller, Inc.	Steelcase, Inc.
Ball Corporation	ITT Corporation	The Scott’s Miracle-Gro Company
BorgWarner Inc.	Kennametal, Inc.	Thomas & Betts Corporation
Cameron International Corporation	MeadWestvaco Corporation	Tupperware Brands Corporation
Cooper Industries, Ltd.	Molson Coors Brewing Company	UST Inc.
Dover Corporation	PACCAR Inc.	Wm. Wrigley Jr. Company
Eastman Chemical Company	Packaging Corporation of America

Role of Compensation Consultants

The Committee independently retains Hewitt Associates to assist the Committee in its deliberations regarding executive compensation. Hewitt Associates is also retained by the Company to assist with various compensation and benefit matters. The mandate of Hewitt Associates is to serve the Company and work for the Committee in its review of executive compensation practices, including the competitiveness of pay levels, design issues, market trends and technical considerations. Hewitt Associates consultants attended five of seven Committee meetings in 2008, and assisted the Committee with market data and a related assessment of the Company’s executive compensation levels and long-term incentive design.

Role of Executive Officers

The Chief Executive Officer and Senior Vice President, Human Resources recommend to the Committee the compensation program design and award amounts for most executives. They are not involved in determining their own pay.

Overview of Executive Compensation Components

Our executive compensation program currently consists of the following compensation elements:

•	Base salary

•	Short-term cash incentives

•	Long-term incentives, consisting of Service Restricted Stock Units (Service RSUs) and Performance Restricted Stock Units (Performance RSUs)

•	Welfare benefits

•	Perquisites

•	Retirement benefits

•	Termination pay

Each of these elements is discussed below, as well as the methodology used for setting the amount of each type of compensation.

Base Salary

Philosophy.  Our philosophy is to set salaries for our Executives at the 50th percentile of the peer group’s salaries for executives with similar positions and responsibilities (with adjustments made to reflect the various sizes of the companies in such group). Recent promotions, however, have resulted in actual base salaries for several of our Executives that are below the size-adjusted 50th percentile of the peer group.

Changes to base salaries occur on a periodic basis that is generally at least twelve months after the most recent adjustment for the Executive. Base salary changes take into account market data for similar positions, the Executive’s experience and time in position, any changes in responsibilities and individual performance. Individual performance is determined by considering achievement against each Executive’s specific performance goals established at the beginning of each year. Generally, such individual performance goals are established to support the financial and operational goals established by the Board for the Company, and may include earnings before income taxes, depreciation and amortization (“EBITDA”), debt reduction, new product innovation targets, business unit revenue, profitability and cost-saving goals and certain more subjective goals such as improvement in culture, implementation of compliance initiatives and management effectiveness.

Management Incentive Plan

The purpose of the Management Incentive Plan (“MIP”) is to provide a meaningful short-term cash incentive that rewards the achievement of specified annual financial goals. For 2008, the financial measures used to set such financial goals or targets were EBITDA and cash flow before debt reduction.

Target Opportunities.  The MIP payout at the target level for each Executive is set at a level that pays at the 50th percentile of peer group companies for Company performance at or above the 50th percentile of the peer group.

Performance Goals.  Because we set target performance goals that we believe represent performance at or above the 50th percentile of our peer group (confirmed through historical analysis), achievement of such goals is designed to pay base salary plus short-term incentive at approximately the 50th percentile of the peer group. Should the Company fail to reach target goals, the MIP will pay out to a lesser degree. Payouts are discretionary on the part of the Committee if the threshold goals are not met. Our performance goals for 2008 were EBITDA of $504.7 million (weighted at 66.6% in the calculation) and cash flow before debt reduction of $160 million (weighted at 33.3% in the calculation). Achieving these performance goals would present an opportunity for a MIP award at target. The payout for performance at 90% of our EBITDA and cash flow goals was set at 50% of target, and no payout would be earned for performance at or below 85% of our EBITDA and cash flow goals. The payout for performance at 110% or more of our EBITDA and cash flow goals (after appropriate accrual for the greater compensation expense) was set at a maximum of 200% of target.

Actual Short-Term Incentive Payouts for 2008.  Actual short-term incentive payouts for 2008 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Although the Company surpassed the EBITDA and cash flow thresholds, it did not achieve the target performance. Nevertheless, the Committee reviewed the Company’s performance in the midst of significant inflation and unprecedented volatility in the overall economy, including the Company’s successful completion of the Altivity Transaction and significant progress on capturing anticipated synergies from such transaction, and determined that payout of bonuses above the calculated amount was appropriate. The Committee exercised its discretion and awarded bonuses at up to 50% of the target level, depending on individual performance.

Long-Term Incentives

From 2005 through 2007, the Company’s long-term incentive program had two elements: Service RSUs and Performance RSUs. Each represented about 50% of the competitive, total long-term incentive value that the Company pays to its Executives. Both types of grants were intended to retain Executives during a multi-year vesting period, align the long-term interests of Executives with our stockholders and provide cash and stock compensation. A mandatory two-year holding period after vesting was intended to further align our Executives’ interests with those of our stockholders.

Service RSUs vested in three equal increments on the first, second and third anniversaries of the date of grant and were generally granted in late February or early March of each year. Performance RSUs vested in full on the second anniversary of the date of grant and were generally granted in May based on performance during the previous year. Both Service RSUs and Performance RSUs were payable one-half in shares of our common stock and one-half in cash two years after vesting upon the expiration of the mandatory holding period.

2008 Payouts and Grants.  In March 2008, as a result of the Altivity Transaction, which constituted a “change of control” under the 2004 Plan, all of the RSUs previously granted under the Company’s 2004 Plan were immediately vested and the mandatory holding period with respect to such RSUs expired. The Company paid out all of the RSUs promptly following the consummation of the Altivity Transaction.

Because of the impending closing of the Altivity Transaction, the Committee did not make new Service RSU grants in February 2008. The Committee did, however, approve in May 2008 the grant of Performance RSUs relating to 2007 performance. The May 2008 Performance RSU grants were made at 112% of target, reflecting the Company’s performance in cost reduction, debt reduction, innovation, process improvements and asset utilization. These grants are reflected in the Summary Compensation Table, and the Grants of Plan-Based Awards table.

Throughout 2008, the Committee discussed and evaluated a new Long Term Incentive Program design. Such program will be implemented in 2009.

Welfare Benefit Plans

Executives participate in employee benefit plans available to all employees, including medical, dental, accidental death and dismemberment, business travel accident, prescription drug, life and disability insurance. Continuation of welfare benefits for a limited time may occur as part of severance upon certain terminations of employment.

Perquisites

Employment contracts for the Executives provide to each a $20,000 payment in lieu of perquisites that can be used as the Executive determines. The fixed payment was designed to take the place of other specific perquisites that existed in previous employment contracts and to simplify administration. The payment is reported in the Summary Compensation Table in the Bonus column.

Retirement Benefits

Executives and all other employees who meet certain service requirements are eligible to participate in one of the Company’s 401(k) Plans, which are qualified defined contribution plans under the rules of the Internal Revenue Service (“IRS”). The Company does not currently offer a 401(k) restoration plan that would permit Executives to contribute to and receive contributions from the Company on a basis that would be commensurate with other employees as a percent of pay. Executives and all other employees hired on or before January 1, 2008, are also eligible to participate in either the Riverwood International Employees Retirement Plan or the Graphic Packaging Retirement Plan and the Graphic Packaging Excess Benefit Plan (together, the “Pension Plans”). In addition, some senior executives participate in either the Riverwood International Supplemental Retirement Plan or the Graphic Packaging Supplemental Retirement Plan (together, the “Supplemental Plans”). Mr. Scheible and Mr. Doss participated in the Graphic Packaging Retirement Plan and the Graphic Packaging Supplemental Plan until January 1, 2005, the date they transferred into the Riverwood International Employees Retirement Plan and the Riverwood International Supplemental Retirement Plan. The Supplemental Plans provide a benefit based upon compensation that exceeds the limits set by the IRS for the Pension Plans and makes total retirement benefits under the Company’s defined benefit plans for the Executives commensurate with those available to other employees as a percent of pay. Additional information about the Pension Plans and the Supplemental Plans is provided under the Pension Benefits at 2008 Fiscal Year-End table.

Employment Agreements and Potential Payments on Termination

Executives have employment agreements with generally uniform provisions. The agreements contain enforceable non-competition and non-solicitation covenants as well as claims releases and severance provisions.

The agreements also provide guaranteed severance benefits in the event of certain terminations of employment. For Mr. Scheible, the guaranteed severance is two times base salary, and for Messrs. Blount, Doss, Hellrung, Schmal and Simko it is one times base salary. Executives also receive welfare benefits for one year after termination and a pro-rata MIP payout (which is doubled for Mr. Scheible).

Executives may receive severance benefits if they are terminated involuntarily or terminate voluntarily for Good Reason (as defined below) within 30 days of the Good Reason event. The Executive must deliver written notice of intention to terminate for Good Reason, specifying the applicable provision, and provide the Company a reasonable opportunity to cure. The Good Reason provision in the 2006 contracts was designed to equalize the treatment of voluntary terminations for Good Reason with involuntary terminations without Cause. Doing so enables the contracts to fulfill their purpose of promoting retention during times of uncertainty and transition. “Good Reason” as defined in the agreements includes contract termination, material reduction in position, responsibilities or duties, failure of a successor company to assume the agreement, reduction in salary, breach of agreement or mandatory relocation, other than in connection with promotion, of more than 50 miles.

The agreements are discussed in more detail under Employment Agreements and Termination of Employment Arrangements.

We have no change-in-control severance protections in the employment agreements and, because the Company vested all outstanding options in December 2005, certain other change-in-control provisions in the Company’s equity compensation plans are moot. However, the award agreements for the Service RSUs and Performance RSUs granted under the 2004 Plan provide that all vesting restrictions shall lapse and the mandatory holding period shall expire upon the occurrence of a change-in-control. A “change-in-control” means any of the following events:

•	The acquisition by any person of beneficial ownership of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, except if such acquisition is by a person who, prior to such acquisition, is the beneficial owner of thirty percent (30%) or more of such securities, or if such acquisition is by any employee benefit plan or related trust, or if such acquisition is by a stockholder who is party to the Riverwood Holding, Inc. Stockholders Agreement dated March 25, 2003.

•	Individuals of the incumbent Board (other than those whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of directors of the Company) do not constitute at least a majority of the Board.

•	Consummation of a reorganization, merger or consolidation to which the Company is a party unless (i) all or substantially all of the individuals and entities who were the Beneficial Owners of the Company’s outstanding securities prior to such transaction beneficially own more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the transaction, and (ii) no person (excluding successors to current stockholders or any employee benefit plan or related trust) beneficially owns thirty percent (30%) or more of the combined voting power of the then outstanding voting securities, except to the extent that such ownership existed prior to the transaction, and (iii) at least a majority of the members of the board of directors of the resulting entity were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such reorganization, merger or consolidation.

•	The sale, transfer or disposition of all or substantially all of the assets of the Company; or

•	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

The forgoing events were chosen to trigger the vesting and payout of RSUs under the 2004 Plan because they constitute a fundamental change in the ownership or control of the Company, which materially alters the prospects and future of the Company and, therefore, the employment conditions and opportunities for the members of management who receive RSUs.

In addition, the following provisions would affect options granted under the Company’s equity compensation plans in the event of a change-in-control:

•	The 2004 Plan provides that if a participant’s employment is terminated for any reason except Cause within six months prior to a change-in-control or within twelve months subsequent to such change-in-control, the participant will have until the earlier of (i) twelve months following such termination, or (ii) expiration of the options, to exercise such options.

•	The 2003 Riverwood Holding, Inc. Long-Term Incentive Plan provides that outstanding options will be either cancelled in exchange for a payment in cash of an amount equal to (i) the excess of the value assigned to shares in the transaction constituting the change-in-control over (ii) the exercise price, or exchanged for an alternative award with substantially equivalent economic value.

•	The Graphic Packaging Equity Incentive Plan provides only for full vesting of stock options and other awards upon a change-in-control.

•	Pursuant to an agreement with the Company made in 2003, certain stock options granted to Messrs. Blount and Schmal are subject to a guaranteed cash payout of $7.88 per share less the exercise price of $6.57 per share upon a change in control. On March 31, 2008, a total of 114,425 stock options and 129,879 stock options were cancelled and paid in cash to Mr. Blount and Mr. Schmal, respectively. These payouts are reflected in the Summary Compensation Table.

In addition to certain benefits under the Company’s equity incentive plans in the event of a change-in-control, Messrs. Blount, Schmal and Simko participate in a retirement arrangement that supplements the benefit under the Company’s Pension Plans and Supplemental Plans in the event of a change-in-control by providing ten years minimum service and subsidized early retirement reduction factors. The present value of the annual net benefit under this arrangement as of December 31, 2008 is $252,069 for Mr. Blount. As of April 15, 2008, Mr. Schmal was no longer eligible for benefits under this retirement arrangement. On March 7, 2008, the Company paid Mr. Simko $125,000 in a lump sum cash payment to extinguish its liability to him under this plan. This payment is reflected in the Summary Compensation Table.

Timing of Compensation

Base salary adjustments are generally approved at the first Committee and Board meeting of the year and may take effect at various times over the course of the year. Our policy is that awards of equity compensation are made only at regularly scheduled meetings of the Board of Directors (except for new-hire grants) and that the date of grant is the date upon which the Board of Directors approves the grant.

Tax Issues

Favorable accounting and tax treatment of the various elements of our compensation program is a consideration in its design, but, because the Committee’s policy is to maximize long-term stockholder value, it is not the sole consideration. Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductibility of certain items of compensation to each of the Executives (or, the “covered employees,” for Code Section 162(m) purposes) to $1,000,000 annually, unless the compensation qualifies as performance-based compensation exempt from the $1,000,000 limitation. Long-term incentives may be structured so as to qualify for the performance-based exception described above. We will continue to monitor the levels of compensation of our Executives and to consider whether other action should be taken in order to ensure deductibility of compensation payable to them, although we reserve the right to award compensation that is not deductible under Code Section 162(m) if we determine it to be in the best interests of the Company and our stockholders to do so.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation paid to or earned by the Company’s Principal Executive Officer (Mr. Scheible), Principal Financial Officer (Mr. Blount) and the Company’s four other most highly paid executive officers in 2008 (collectively, the “Named Executive Officers”) for each of the three fiscal years ended December 31, 2008.

Summary Compensation Table

						Change in
						Pension
						Value and
					Non-Equity	Nonqualified
					Incentive	Deferred
				Stock	Plan	Compensation	All Other
		Salary	Bonus	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)(1)	($)(2)(3)	($)(4)	($)(5)	($)		($)

David W. Scheible	2008	846,667	20,000	1,211,916	423,333	389,075	9,200	(6)	2,900,191
President and	2007	750,000	20,000	598,219	1,387,850	167,167	128,549		3,051,785
Chief Executive Officer	2006	550,000	43,500	411,605	412,500	73,749	11,325		1,502,679
Daniel J. Blount	2008	452,000	20,000	503,500	158,200	205,011	159,097	(7)	1,497,808
Senior Vice President and	2007	416,667	20,000	303,740	539,720	216,665	9,000		1,505,792
Chief Financial Officer	2006	393,750	19,725	310,614	275,625	76,975	9,298		1,085,987
Michael P. Doss	2008	390,416	20,000	271,506	136,645	100,106	9,200	(6)	927,873
Senior Vice President,	2007	315,000	20,000	196,737	408,028	38,036	9,000		986,801
Consumer Packaging	2006	262,500	13,000	98,967	210,171	13,726	19,326		617,690
Stephen A. Hellrung	2008	377,542	20,000	442,955	113,262	121,432	9,200	(6)	1,084,391
Senior Vice President,	2007	353,333	20,000	324,313	392,299	74,153	9,380		1,173,478
General Counsel and Secretary	2006	341,250	19,327	281,813	204,750	48,895	113,347		1,009,382
Michael R. Schmal	2008	391,500	20,000	555,271	137,025	451,976	179,341	(8)	1,735,113
Senior Vice President,	2007	363,333	20,000	329,110	470,635	370,035	9,000		1,562,113
Beverage Packaging	2006	350,000	11,988	362,051	245,000	136,031	16,812		1,121,882
Robert M. Simko	2008	93,333	20,000	488,382	0	11,099	446,874	(9)	1,059,688
Senior Vice President,	2007	317,500	20,000	283,074	308,450	55,356	0		984,380
Paperboard	2006	307,083	16,525	211,888	214,958	25,231	5,059		780,744

(1)	Amounts shown in this column for 2008 and 2007 reflect payments in lieu of perquisites. Amounts shown in this column for 2006 reflect payments in lieu of perquisites and guaranteed car allowance payments.

(2)	The dollar value of RSUs set forth in this column is equal to the compensation cost recognized for financial statement purposes in accordance with Financial Accounting Standard 123R (“FAS 123R”), except no assumptions for forfeitures were included. This valuation method values RSUs granted during 2008 and previous years. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 7 of the Notes to Consolidated Financial Statements included in GPHC’s Annual Report on Form 10-K for the year ended December 31, 2008.

(3)	Information regarding the number of RSUs granted to the Named Executive Officers during 2008 is set forth in the Grants of Plan-Based Awards in Fiscal 2008 table. The Grants of Plan-Based Awards in Fiscal 2008 table also sets forth the aggregate grant date fair value of the RSUs granted during 2008 computed in accordance with FAS 123R.

(4)	The amounts set forth in this column for 2008 were earned during 2008 and paid in early 2009 under the 2008 MIP. Amounts set forth in this column for 2007 and 2006 were earned during 2007 and 2006 and paid in early 2008 and 2007, respectively.

(5)	The amounts set forth in this column reflect the aggregate increase in the present value of each of the Named Executive Officers’ respective accumulated benefits under our pension plans.

(6)	The amount represents matching contributions to the Company’s 401(k) Plan.

(7)	The amount shown includes matching contributions under the Company’s 401(k) Plan of $9,200 and a payment of $149,897 for stock options subject to a guaranteed cash payout upon a change in control.

(8)	The amount shown includes matching contributions under the Company’s 401(k) Plan of $9,200 and a payment of $170,141 for stock options subject to a guaranteed cash payout upon a change in control.

(9)	The amount shown includes (i) $125,000 payment made to Mr. Simko to extinguish the Company’s liability for supplemental pension plan benefits; (ii) $30,769 paid to Mr. Simko for accrued but unpaid vacation; and (iii) $291,105 in severance benefits.

The following table sets forth information regarding the grants of annual cash incentive compensation and RSUs during 2008 to the Named Executive Officers. In 2008, the Company did not continue its prior practice of granting Service RSUs and establishing a long-term incentive program under which an additional grant of Performance RSUs could be earned based upon the achievement of performance goals by the Company. Accordingly, information regarding estimated future payouts under equity incentive plan awards has been omitted from the table below. The grant of RSUs in May 2008 was based upon the achievement of performance goals by GPC under the 2007 long-term incentive program.

Grants of Plan-Based Awards in Fiscal 2008

					All Other	Grant
					Stock	Date Fair
					Awards:	Value of
		Estimated Possible Payouts			Number	Stock
		Under Non-Equity Incentive			Shares of	and
		Plan Awards(1)			of Stock	Option
	Grant	Threshold	Target	Maximum	or Units(2)	Awards(2)
Name and Principal Position	Date	($)	($)	($)	(#)	($)

David W. Scheible	05/20/2008				174,111	473,582
President and Chief Executive Officer	07/17/2008	0	846,667	1,693,334
Daniel J. Blount	05/20/2008				56,853	154,640
Senior Vice President and Chief Financial Officer	07/17/2008	0	316,400	632,800
Michael P. Doss	05/20/2008				42,639	115,978
Senior Vice President, Consumer Packaging	07/17/2008	0	273,291	546,582
Stephen A. Hellrung	05/20/2008				49,390	134,341
Senior Vice President, General Counsel and Secretary	07/17/2008	0	226,525	453,050
Michael R. Schmal	05/20/2008				49,745	135,306
Senior Vice President, Beverage Packaging	07/17/2008	0	274,050	548,100
Robert M. Simko	05/20/2008				44,060	119,843
Senior Vice President, Paperboard	07/17/2008	0	65,333	130,666

(1)	The amounts set forth in these columns reflect the threshold, target and maximum cash payments that could have been earned during 2008 under the 2008 MIP.

(2)	These amounts reflect the number of RSUs earned during 2007 based upon the achievement of performance goals by GPC under the 2007 long-term incentive program. These RSUs were granted in May 2008.

Additional Information regarding the Summary Compensation Table and the Grants of Plan-Based Awards in Fiscal 2008 Table

Salary.  The amounts shown as salaries in the Summary Compensation Table for 2008 represent amounts actually paid and may not be the same as current base salary levels.

Bonus.  Amounts earned under the MIP, which in years prior to 2006 were reported in the “Bonus” column, are now reported in the “Non-Equity Incentive Plan Compensation” column.

Non-Equity Incentive Plan Compensation.  The Company’s annual Management Incentive Plan is designed to provide short-term incentive awards based upon the accomplishment by the Company of performance goals established at the beginning of each year. Awards are paid in cash during the first quarter of the following year.

Option/Stock Appreciation Rights Grants in 2008.  During 2008, none of the Named Executive Officers received grants of stock options or stock appreciation rights.

Stock Awards.  In 2008, the Compensation and Benefits Committee and the Board approved grants of RSUs under the 2004 Plan to our Named Executive Officers. These grants were Performance RSUs that were based upon accomplishment of certain performance metrics. The Performance RSUs vest in full on the second anniversary of the date of grant and are payable 50% in shares of the Company’s common stock and 50% in cash two years thereafter upon the termination of a mandatory holding period.

Change in Pension Value and Deferred Compensation Earnings.  Amounts shown in the Change in Pension Value and Non-Qualified Deferred Compensation column of the Summary Compensation Table represent only the aggregate increase in the present value of accumulated benefits under our Pension Plans and Supplemental Plans, as the Company does not have an active deferred compensation plan.

The following table sets forth each outstanding award of stock options or RSUs held by the Named Executive Officers at the end of fiscal 2008. All stock options held by the Named Executive Officers are fully vested and none of the RSUs held by the Named Executive Officers are vested.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards			Stock Awards
Equity
Incentive
				Equity	Plan
				Incentive	Awards:
				Plan	Market
				Awards:	or Payout
				Number of	Value of
				Unearned	Unearned
	Number of			Shares,	Shares,
	Securities			Units	Units
	Underlying			or Other	or Other
	Unexercised	Option		Rights	Rights
	Options	Exercise	Option	That Have	That Have
	(#)	Price	Expiration	Not Vested	Not Vested
Name and Principal Position	Exercisable	($)	Date	(#)	($)
David W. Scheible	163,710	7.56	08/08/2013	174,111	198,487
President and Chief Executive Officer
Daniel J. Blount	74,879	6.57	08/08/2013	56,853	64,812
Senior Vice President and Chief Financial Officer
Michael P. Doss	—	N/A	N/A	42,639	48,608
Senior Vice President, Consumer Packaging
Stephen A. Hellrung	200,000	6.57	10/06/2013	49,390	56,305
Senior Vice President, General Counsel and Secretary	200,000	4.82	10/06/2013
Michael R. Schmal	80,613	6.57	08/08/2013	49,745	56,709
Senior Vice President, Beverage Packaging
Robert M. Simko	—	N/A	N/A	—	—
Senior Vice President, Paperboard

The following table sets forth information regarding the number and value of RSUs vested during 2008 for the Named Executive Officers. None of the named Executive Officers exercised any stock options in 2008.

Stock Vested in 2008

	Stock Awards
	Number of	Value of
	Shares	Shares
	Acquired	Realized on
	on Vesting	Vesting
Name and Principal Position	(#)	($)(1)

David W. Scheible	405,598	1,205,707
President and Chief Executive Officer
Daniel J. Blount	221,855	658,583
Senior Vice President and Chief Financial Officer
Michael P. Doss	133,179	396,363
Senior Vice President, Consumer Packaging
Stephen A. Hellrung	220,946	656,208
Senior Vice President, General Counsel and Secretary
Michael R. Schmal	223,686	664,357
Senior Vice President, Beverage Packaging
Robert M. Simko	194,190	576,714
Senior Vice President, Paperboard

(1)	The value realized on the vesting of RSUs in this table is based on the closing price of the Company’s common stock on the date of vesting. As described in the Compensation Discussion and Analysis, certain RSUs are not payable until the expiration of a mandatory two-year holding period that follows the date of full vesting of the grant. On March 10, 2008, however, all RSUs outstanding under the 2004 Plan vested and became payable because of the change of control that occurred upon the consummation of the Altivity Transaction.

Pension Benefits at 2008 Fiscal Year-End

		Number		Present	Payments
		of Years		Value of	During
		Credited		Accumulated	Last
		Service		Benefit	Fiscal Year
Name and Principal Position	Plan Name	(#)		($)(1)	($)

David W. Scheible	Riverwood International Employees Retirement Plan	9		282,371	0
President and Chief	Riverwood International Supplemental Retirement Plan	9		381,363	0
Executive Officer	Graphic Packaging Retirement Plan	5	(2)	79,643	0
	Graphic Packaging Supplemental Retirement Plan	5	(2)	98,852	0
Daniel J. Blount	Riverwood International Employees Retirement Plan	10		574,391	0
Senior Vice President and Chief Financial Officer	Riverwood International Supplemental Retirement Plan	10		457.549	0
Michael P. Doss	Riverwood International Employees Retirement Plan	9		79,349	0
Senior Vice President,	Riverwood International Supplemental Retirement Plan	9		78,854	0
Consumer Packaging	Graphic Packaging Retirement Plan	5	(2)	49,354	0
	Graphic Packaging Supplemental Retirement Plan	5	(2)	3,840	0
Stephen A. Hellrung	Riverwood International Employees Retirement Plan	5		241,874	0
Senior Vice President,	Riverwood International Supplemental Retirement Plan	5		101,048	0
General Counsel and Secretary
Michael R. Schmal(3)	Riverwood International Employees Retirement Plan	27		1,369,952	0
Senior Vice President, Beverage Packaging	Riverwood International Supplemental Retirement Plan	27		417,117	0
Robert M. Simko	Riverwood International Employees Retirement Plan	9		188,786	0
Senior Vice President, Paperboard	Riverwood International Supplemental Retirement Plan	9		22,040	0

(1)	The valuation method and assumptions used in calculating the present value of the accumulated benefits is set forth in Note 8 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Employee was transferred to the Riverwood International Employees Retirement Plan and Riverwood International Supplemental Retirement Plan. Benefit service was frozen on December 31, 2004 for both Graphic Packaging Retirement Plan and Graphic Packaging Supplemental Retirement Plan.

(3)	Mr. Schmal was eligible for early retirement as of December 31, 2008.

Additional Information regarding the Pension Benefits at 2008 Fiscal Year-End Table

The Riverwood International Employees Retirement Plan and Riverwood International Supplemental Retirement Plan. All U.S. salaried employees hired prior to January 1, 2008, who satisfy the service eligibility criteria and who are not participants in the Graphic Packaging Retirement Plan (the “GPIC Retirement Plan”) are participants in the Riverwood International Employees Retirement Plan (the “Employees Retirement Plan”). Pension benefits under this plan are limited in accordance with the provisions of the Code governing tax-qualified pension plans. The Company also maintains the Riverwood International Supplemental Retirement Plan for participants in the Employees Retirement Plan that provides for payment to participants of retirement benefits equal to the excess of the benefits that would have been earned by each participant had the limitations of the Code not applied to the Employees Retirement Plan and the amount actually earned by such participant under such plan. Messrs. Scheible, Doss, Blount, Hellrung, Schmal and Simko are each eligible to participate in these pension plans. Benefits under the Riverwood International Supplemental Retirement Plan are not pre-funded; such benefits are paid by the Company.

Annual remuneration, defined as “Salary” in the Employees Retirement Plan, includes annual salary paid, amounts paid as bonuses under the annual incentive compensation plan and certain other bonus awards, but excludes payments under any equity incentive plan or long-term incentive plan.

As of December 31, 2008, Messrs. Scheible, Blount, Doss, Hellrung, Schmal and Simko had the completed years of credited service set forth above in the Pension Benefit Table. Estimated benefits have been calculated on the basis of a straight-life annuity form of payment and are not subject to a reduction to reflect the payment of Social Security benefits or other offset amounts. The years of service calculated for Mr. Scheible and Mr. Doss include years of service credited under the GPIC Retirement Plan described below. Mr. Scheible and Mr. Doss participated in the GPIC Retirement Plan until January 1, 2005 when they were transferred into the Employees Retirement Plan.

GPIC Retirement Plan.  The Company’s U.S. salaried employees who (i) were previously employed by Graphic Packaging International Corporation (“GPIC”), (ii) satisfy the service eligibility criteria and (iii) do not participate in the Employees Retirement Plan participate in the GPIC Retirement Plan. Pension benefits under the GPIC Retirement Plan are limited in accordance with the provisions of the Code governing tax qualified pension plans. GPIC also maintained the Graphic Packaging Supplemental Retirement Plan that provided the benefits that were not payable from the qualified retirement plan because of limitations under the Code. None of the Company’s Named Executive Officers participated in the GPIC Retirement Plan during 2008.

Deferred Compensation.  None of the named Executive Officers participated in a deferred compensation plan in 2008.

The following table provides information as of December 31, 2008, with respect to the Company’s compensation plans under which equity securities are authorized for issuance:

Equity Compensation Plan Information

	Number of Securities			Number of Securities Remaining
	to be Issued Upon		Weighted-Average	Available for Future Issuance
	Exercise of		Exercise Price of	Under Equity Compensation
	Outstanding Options,		Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights		Warrants and Rights	Reflected in Column(a))
Plan Category	(#)		($)(3)	(#)

Equity compensation plans approved by stockholders(1)	8,397,571	(2)	7.21	10,877,088
Equity compensation plans not approved by stockholders	—		—	—
Total	8,397,571	(2)	7.21	10,877,088

(1)	These plans are the 2004 Plan, the 2003 Riverwood Holding, Inc. Long-Term Incentive Plan (the “2003 LTIP”), the Riverwood Holding, Inc. 2002 Stock Incentive Plan, the Riverwood Holding, Inc. Supplemental Long-Term Incentive Plan, the Riverwood Holding, Inc. Stock Incentive Plan, the Graphic Packaging Equity Incentive Plan, and the Graphic Packaging Equity Compensation Plan for Non-Employee Directors. With the exception of the 2004 Plan, each of these plans has been amended to provide that no additional awards will be granted thereunder.

(2)	Includes an aggregate of 7,137,730 stock options, 1,126,245 RSUs and 133,596 shares of phantom stock.

(3)	Weighted-average exercise price of outstanding options; excludes RSUs and shares of phantom stock.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

Employment Agreements

Each of the Named Executive Officers had an employment agreement with GPC that was continued by the Company in 2008. The Company terminated Mr. Simko’s agreement without cause on April 15, 2008. Each of the agreements with Messrs. Blount, Doss, Hellrung and Schmal has an initial term of one year beginning on July 20, 2006. Mr. Scheible’s agreement has an initial one year term beginning on August 8, 2007. Each agreement automatically extends upon the same terms and conditions for additional one-year periods until terminated by the Company or the Named Executive Officer.

Each of the agreements provides the minimum base salary set forth in the table below and the right to participate in the Company’s incentive compensation programs for senior executives at a level commensurate with the Named Executive Officer’s position and duties with the Company and based on such performance targets as may be established from time to time by the Company’s Board of Directors or a committee thereof. Each of the agreements provide for an annual target bonus opportunity equal to the percentage of base salary set forth in the table below.

Each of the agreements specifies that during the executive’s employment, the Company shall provide certain employee benefits, including life, medical, dental, accidental death and dismemberment, business travel accident, prescription drug and disability insurance in accordance with the programs of the Company then available to its senior executives. The executives are also entitled to participate in all of the Company’s profit sharing, pension, retirement, deferred compensation and savings plans applicable to senior executives, as such plans may be amended and in effect from time to time.

During each year of employment, each of the Named Executive Officers are entitled to a perquisite allowance of $20,000. This allowance may be used by the Named Executive Officer for, among other things, tax preparation services, financial planning services, home security services, executive physicals, dues of airline, luncheon, country or athletic clubs or automobile expenses.

In the event that a Named Executive Officer’s employment is terminated due to a disability that prevents the performance of his duties for a period of six months or longer, the Company shall pay his full base salary through the date of termination. In the case of termination due to death, the Company will pay his full base salary for the payroll period in which death occurs, plus an additional one month’s salary. In addition to base salary payments, a Named Executive Officer terminated due to disability or death will receive a pro-rated bonus for the portion of the calendar year in which his termination of employment occurs.

With respect to each of the Named Executive Officers, in the event that the Company terminates his employment without cause, or any of them terminates his employment for good reason, the agreements provide for severance of:

•	base salary for a period ending on the first anniversary of the date of termination (on the second anniversary with respect to Mr. Scheible);

•	welfare benefits for a period ending on the first anniversary of the date of termination;

•	a pro-rata incentive bonus for the year in which termination occurs, assuming that all performance targets had been achieved as of the date of termination (multiplied by two with respect to Mr. Scheible); and

•	outplacement and career counseling services with a value not in excess of $25,000.

See “Potential Payments Upon Termination Without Cause or for Good Reason.”

Each of the agreements provides that the Named Executive Officer may not work for a competitor of the Company for a period of one year after his employment terminates (two years with respect to Mr. Scheible). Each of the executives is also prohibited from (i) employing or soliciting employees of the Company for employment, (ii) interfering with the Company’s relationship with its employees or (iii) soliciting or attempting to establish any competitive business relationship with a customer, client or distributor of the Company for a period of one year after termination of employment (two years with respect to Mr. Scheible).

Specific terms for each of the employment agreements at the time executed are set forth below:

	Annual	Annual
	Base	Target
	Salary	Bonus
Name and Principal Position	($)	(%)

David W. Scheible	700,000	100%
President and Chief Executive Officer
Daniel J. Blount	400,000	70%
Senior Vice President and Chief Financial Officer
Michael P. Doss	300,000	70%
Senior Vice President, Consumer Packaging
Stephen A. Hellrung	347,500	60%
Senior Vice President, General Counsel and Secretary
Michael R. Schmal	350,000	70%
Senior Vice President, Beverage Packaging
Robert M. Simko	310,000	70%
Senior Vice President, Paperboard

Potential Payments Upon Termination without Cause or for Good Reason

The table below reflects the amount of compensation that would become payable to each of the Named Executive Officers (other than Mr. Simko whose employment had already terminated) under existing plans and arrangements if the Named Executive Officer’s employment was terminated by the Company without cause or by the Named Executive Officer for good reason as of December 31, 2008, given the Named Executive Officer’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment and benefits available to all salaried employees, such as distributions under the Company’s 401(k) Plans and any accrued vacation pay. These benefits are also in addition to the benefits described above in the Pension Benefits at Fiscal Year-End 2008 Table.

The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can be determined only at the time of an executive’s actual separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the maximum payouts under any incentive plans, and the executive’s age.

			Company-
		Value of	Paid Portion
	Cash	Outstanding	of Welfare	Outplacement
	Severance(1)	Equity Awards(2)	Benefits	Services(3)	Total

David W. Scheible	$2,606,667	$198,487	$14,758	$25,000	$2,844,912
President and Chief Executive Officer
Daniel J. Blount	$786,400	$64,812	$13,431	$25,000	$889,643
Senior Vice President and Chief Financial Officer
Michael P. Doss	$748,000	$48,608	$13,150	$25,000	$834,758
Senior Vice Presidemt. Consumer Products
Stephen A. Hellrung	$615,525	$56,305	$8,746	$25,000	$705,576
Senior Vice Presidemt. General Counsel and Secretary
Michael R. Schmal	$674,050	$56,709	$12,540	$25,000	$768,299
Senior Vice President, Beverage Packaging

(1)	This amount assumes payout of amounts under the MIP at target level.

(2)	These amounts represent the value of awards that are or would become vested in connection with a termination without cause or for good reason and are reported at market value on December 31, 2008.

(3)	These amounts represent the maximum value of outplacement services allowed under the employment agreements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board recognizes that Related Party Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. In March 2007, the Board of GPC delegated authority to the Audit Committee to review and approve Related Party Transactions, and the Audit Committee of GPHC has adopted a Policy Regarding Related Party Transactions.

The Policy Regarding Related Party Transactions defines a “Related Party Transaction” as any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is a participant, and (c) any Related Party (as defined below) has or will have a direct or indirect interest, other than an interest that arises solely as a result of being a director or beneficial owner of less than 10% of another entity. The policy defines a “Related Party” as any (a) person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director of the Company, (b) any beneficial owner of more than 5% of the Company’s common stock, (c) an immediate family member of any of the foregoing, or (d) any firm, corporation or other entity in which any of the foregoing is employed, is a principal or serves in a similar position, or has a beneficial ownership of more than 5%.

The Policy Regarding Related Party Transactions provides that the Audit Committee shall review all of the material facts and circumstances of all Related Party Transactions and either approve, ratify or disapprove of the entry into the Related Party Transaction. In determining whether to approve a Related Party Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the benefits to the Company, the extent of the Related Party’s interest in the transaction, and if the Related Party is a director or a nominee for director, the impact on such director’s independence. The policy provides that certain Related Party Transactions, including certain charitable contributions, transactions involving competitive bids and transactions in which all stockholders receive proportional benefits, are pre-approved and do not require an individual review by the Audit Committee.

You may find a copy of the Policy Regarding Related Party Transactions on the Company’s website at www.graphicpkg.com in the Investor Relations section under Corporate Governance.

Stockholders Agreement

On July 9, 2007 certain entities that would become significant stockholders of GPHC after the completion of the Altivity Transaction (the “Covered Stockholders”) entered into a Stockholders Agreement, that became effective upon completion of the Altivity Transaction (the “Stockholders Agreement”). The Covered Stockholders are certain Coors family trusts (the “Coors Family Stockholders”), the CD&R Fund, Old Town, Field Holdings, Inc. and certain affiliates of TPG Capital, LP (the “TPG Entities”). The parties made agreements regarding matters further described below, that, among other things: (i) provide the Covered Stockholders certain rights to designate members of GPHC’s Board of Directors; (ii) restricts the ability of the Covered Stockholders to transfer their shares of GPHC common stock; and (iii) limits the Covered Stockholders from acquiring additional shares of GPHC common stock and from taking certain other actions with respect to GPHC.

Composition of GPHC’s Board of Directors.  Under the terms of the Stockholders Agreement, the Board of Directors of GPHC will initially consist of thirteen members, which will include eight of the nine members of GPC’s Board of Directors prior to the closing of the Altivity Transaction, classified into three classes. Class I will initially consist of five members, and classes II and III will each initially consist of four members. The initial term of each class, starting with Class I, will expire at the first, second and third annual meetings of stockholders following the completion of the Altivity Transaction.

Upon consummation of the Altivity Transaction, GPHC’s Board of Directors consisted of John R. Miller (who serves as the Chairman), John D. Beckett, G. Andrea Botta, Jeffrey H. Coors, Kevin J. Conway, Harold R. Logan, Jr., David W. Scheible, Robert W. Tieken, George V. Bayly, Kelvin L. Davis, Michael G. MacDougall, Jeffrey Liaw and Jack A. Fusco. Jeffrey H. Coors is the Coors Family Stockholders’ designee; Kevin J. Conway is the CD&R Fund’s designee; and G. Andrea Botta is Old Town’s designee. Kelvin L. Davis, Michael G. MacDougall and Jeffrey Liaw are the TPG Entities’ designees. Mr. Fusco resigned from the Board in August 2008. The vacancy on the Board created when Mr. Fusco resigned was filled on March 4, 2009 by Matthew J. Espe.

Designation Rights.  The Stockholders Agreement provides that each of the Coors Family Stockholders, the CD&R Fund, Old Town and the TPG Entities will have the right, subject to requirements related to stock ownership, to designate a certain number of individuals for nomination for election to the Board of Directors of GPHC as described below. Each of the Coors Family Stockholders, the CD&R Fund and Old Town is entitled to designate one individual for nomination for election to the Board for so long as each such stockholder owns at least 3% of the fully diluted shares of GPHC common stock.

The TPG Entities, as a group, are entitled to designate the following number of individuals for nomination for election to the GPHC Board of Directors for so long as they meet the requirements related to stock ownership specified below:

•	three individuals for so long as the TPG Entities own at least 20% of the fully diluted shares of GPHC common stock in the aggregate;

•	two individuals for so long as the TPG Entities own at least the lesser of (i) 16% of the fully diluted shares of GPHC common stock in the aggregate or (ii) the percentage of GPHC common stock then held by the Coors Family Stockholders, but not less than 10%; and

•	one individual for so long as the TPG Entities own at least 3% of the fully diluted outstanding shares of GPHC common stock.

The Stockholders Agreement further provides that each of the other directors, not designated in the manner described above, will be independent directors, as described below, designated for nomination by the Nominating and Corporate Governance Committee of the Board.

Pursuant to the Stockholders Agreement, at each meeting of the stockholders of GPHC at which directors of GPHC are to be elected, GPHC will recommend that the stockholders elect to the Board of Directors of GPHC the designees designated by the Coors Family Stockholders, the CD&R Fund, Old Town and the TPG Entities. In addition, the then-serving Chief Executive Officer of GPHC shall be nominated for election to the Board.

In the event that the Coors Family Stockholders, the CD&R Fund, Old Town or the TPG Entities lose the right to designate a person to the Board, such designee will resign immediately upon receiving notice from the Nominating and Corporate Governance Committee that it has identified a replacement director, and will resign in any event no later than 120 days after the designating person or entity loses the right to designate such designee to the Board. The Board seat formerly occupied by such designee shall become a seat for an additional GPHC independent director to be selected solely by the Nominating and Corporate Governance Committee, or the Board may determine to reduce its size by the number of vacated Board seats.

An “independent director” is a director who: (i) is not an officer or employee of GPHC or any of its affiliates, (ii) is not an officer or employee of any Covered Stockholder or, if such Covered Stockholder is a trust, a direct or indirect beneficiary of such trust and (iii) meets the standards of independence under applicable law and the requirements applicable to companies listed on the NYSE.

Agreement to Vote for Directors; Vacancies.  Each Covered Stockholder agrees to vote all of the shares owned by such Covered Stockholder in favor of the CEO director and each of the parties’ designees to the Board, and to take all other steps within such Covered Stockholder’s power to ensure that the composition of the Board is as contemplated by the Stockholders Agreement.

As long as the Coors Family Stockholders, the CD&R Fund, Old Town or the TPG Entities, as the case may be, has the right to designate a person for nomination for election to the Board, at any time at which the seat occupied by such party’s designee becomes vacant as a result of death, disability, retirement, resignation, removal or otherwise, such party will be entitled to designate for appointment by the remaining directors an individual to fill such vacancy and to serve as a director. GPHC and each of the Covered Stockholders has agreed to take such actions as will result in the appointment to the Board as soon as practicable of any individual so designated by the Coors Family Representative, the CD&R Fund, Old Town or the TPG Entities.

In addition, each Covered Stockholder has agreed that: (i) it will not vote or give any proxy or written consent in favor of the removal as a director of GPHC of any of the designees of the Covered Stockholders (other than such Covered Stockholders own designee) without the prior written consent of the applicable Covered Stockholder unless such designee has taken any action contrary to the Stockholders Agreement; (ii) it will not give any proxy with respect to shares of GPHC common stock entitling the holder of such proxy to vote on the election of directors unless the holder of such proxy has agreed to comply with the obligations of the Stockholders Agreement; and (iii) if, in connection with the election of any director, any Covered Stockholder indicates that it will not vote as required by the Stockholders Agreement or votes or gives any proxy in contravention of the Stockholders Agreement, such breaching Covered Stockholder constitutes the Covered Stockholder whose interests are detrimentally affected by such failure to vote as the breaching Covered Stockholder’s irrevocable proxy and attorney-in-fact to vote the breaching Covered Stockholder’s shares in accordance with the Stockholders Agreement.

At any time at which a vacancy is created on the Board as a result of the death, disability, retirement, resignation, removal or otherwise of one of the independent directors before the expiration of his or her term as director, the Nominating and Corporate Governance Committee will notify the Board of a replacement who is a GPHC independent director. Each of GPHC and the Covered Stockholders has agreed to take such actions as will result in the appointment of such replacement to the Board as soon as practicable.

Actions of the Board of Directors; Affiliate Agreements.  The Stockholders Agreement provides that actions of the Board will require the affirmative vote of at least a majority of the directors present in person or by telephone at a duly convened meeting at which a quorum is present, or the unanimous written consent of the Board, except that a Board decision regarding the merger, consolidation or sale of substantially all the assets of GPHC will require the affirmative vote of a majority of the directors then in office. In addition, a decision by GPHC to enter into, modify or terminate any agreement with an affiliate of the Coors Family Stockholders, the CD&R Fund, Old Town or the TPG Entities will require the affirmative vote of a majority of the directors not nominated by a Covered Stockholder which, directly or indirectly through an affiliate, has an interest in that agreement.

Committees of the Board of Directors.  The Stockholders Agreement provides for the Board to have an Audit Committee, a Compensation and Benefits Committee and a Nominating and Corporate Governance Committee as follows:

•	the Audit Committee will have at least three members, each of whom will be an independent director;

•	the Compensation and Benefits Committee will have three members, each of whom will be an independent director;

•	the Nominating and Corporate Governance Committee will have five members, consisting of the directors designated by the Coors Family Stockholders, the CD&R Fund, Old Town and two of the directors designated by the TPG Entities. The chairman of the Nominating and Corporate Governance Committee shall be any member of the committee chosen by an affirmative vote of a majority of the members of the committee; provided, however, that initially the chairman shall be John R. Miller, who shall be a non-voting chairman, and in which case the committee shall have six members.

Each of GPHC and the Covered Stockholders has agreed to take all steps within their power to ensure that the composition of the Board’s committees are as provided in the Stockholders Agreement. The rights described above of each of the Covered Stockholders to have its director designee sit as a member of Board committees will cease at such time as such stockholder holds less than 3% of the fully diluted shares of GPHC common stock, and in the case of the two TPG Entities’ designees on the Nominating and Corporate Governance Committee, one such designee shall resign from the committee at such time as the TPG Entities have the right to designate only one director for nomination for election to the Board. The GPHC Board of Directors will fill any committee seats that become vacant in the manner provided in the preceding sentence with independent directors. The Board is prohibited from forming an executive committee.

Transfer Restrictions.  The Covered Stockholders are generally restricted from transferring their shares until the expiration of a lock-up period of 180 days after closing of the transactions. After the expiration of the lock-up period, the Covered Stockholders may transfer their shares:

•	to GPHC or in a transaction approved by the GPHC Board of Directors;

•	to certain affiliated permitted transferees that agree to be bound by the Stockholders Agreement;

•	pursuant to a public offering; or

•	pursuant to a transfer made in accordance with Rule 144 of the Securities Act or that is exempt from the registration requirements of the Securities Act, to any person so long as such transferee would not own in excess of 5% of the fully diluted shares of GPHC common stock.

The share certificates owned by each Covered Stockholder or the statements reflecting the book-entry ownership of shares by each Covered Stockholder will bear customary legends with respect to transfer restrictions.

Standstill Agreement.  The Covered Stockholders are also subject to standstill provisions that generally restrict the Covered Stockholders from acquiring additional equity securities of GPHC (or any rights to purchase equity securities) that would increase such Covered Stockholder’s beneficial ownership of GPHC common stock on a percentage basis greater than the percentage held as of the closing date of the Altivity Transaction, or otherwise take action to increase such Covered Stockholder’s control over GPHC. These restrictions prohibit the Covered Stockholders from taking the following actions, among other items:

•	acquiring the beneficial ownership of additional equity securities (or the rights to purchase equity securities) of GPHC, subject to certain exceptions;

•	making or participating in any solicitation of proxies to vote any securities of GPHC in an election contest;

•	participating in the formation of a group with respect to shares of GPHC common stock (except to the extent such group is formed with respect to the Stockholders Agreement or the Registration Rights Agreement);

•	granting any proxy to any person other than GPHC or its designees to vote at any meeting of the GPHC stockholders;

•	initiating or soliciting stockholders for the approval of one or more stockholder proposals with respect to GPHC;

•	seeking to place a representative on the GPHC Board of Directors, except as contemplated by the Stockholders Agreement;

•	seeking to publicly call a meeting of the GPHC stockholders;

•	making any public announcement or proposal with respect to any form of business combination involving GPHC; and

•	disclosing any plan to do any of the foregoing or assist or encouraging any third party to do any of the foregoing.

Once the TPG Entities transfer GPHC common stock such that their aggregate percentage holdings of the outstanding GPHC common stock drops below 25%, and then below 15%, respectively, the TPG Entities may not acquire beneficial ownership on a percentage basis of shares greater than 25% or 15%, as the case may be.

Effectiveness; Term of Stockholders Agreement.

The Stockholders Agreement became effective upon the closing of the Altivity Transaction. The Stockholders Agreement will terminate under the following circumstances:

•	by the unanimous consent of GPHC and the Covered Stockholders;

•	with respect to any Covered Stockholder, at such time as such Covered Stockholder holds less than 3% of the fully diluted shares of GPHC common stock;

•	except with respect to the standstill provisions, at such time as no more than one of the Covered Stockholders holds more than 3% of the fully diluted shares of GPHC common stock;

•	except with respect to the standstill provisions, at such time as approved by each of the Covered Stockholders who holds in excess of 3% of the fully diluted shares of GPHC common stock; or

•	upon the fifth anniversary of the effective date of the Stockholders Agreement; provided, however, that the confidentiality provisions of the Stockholders Agreement shall survive for one year following the termination of the Stockholders Agreement.

Notwithstanding the foregoing, the standstill provisions of the Stockholders Agreement will terminate on the earlier of the date on which the TPG Entities or the Covered Stockholders other than the TPG Entities collectively, beneficially own less than 10% of the fully diluted shares of GPHC common stock and the third anniversary of the closing of the Altivity Transaction; provided, however, that in no event will the standstill provisions of the Stockholders Agreement terminate prior to the second anniversary of the closing of the Altivity Transaction.

Registration Rights Agreement

On July 7, 2007, GPHC, and the Coors Family Stockholders, the CD&R Fund, Old Town, the TPG Entities and certain other anticipated stockholders of GPHC entered into a Registration Rights Agreement.

Such Registration Rights Agreement became effective immediately upon the completion of the Altivity Transaction. The Registration Rights Agreement provides that 180 days following the closing, the stockholder parties to the agreement representing 10% of the number of outstanding shares of GPHC (for the first two requests) and 5% at all times thereafter (which percentage drops to 3% to the extent the stockholder has held less than 5% for more than 180 days prior to the request), may request on one or more occasions that GPHC prepare and file a registration statement (including, except as to the initial registration, a shelf registration statement pursuant to Rule 415 under the Securities Act, providing for an offering to be made on a continuous basis, if so requested and if GPHC is eligible to use Form S-3) relating to the sale of their GPHC common stock. Notwithstanding the previous sentence, the first request must be made by at least two of four of the Coors Family Stockholders, the CD&R Fund, Old Town and the TPG Entities, although only one of such four stockholders actually need offer its shares, and the first registration and offering must be a marketed underwritten offering.

Upon receipt of such a request, GPHC is required to promptly give written notice of such requested registration to all holders of registrable securities under the Registration Rights Agreement and, thereafter, to use its reasonable best efforts to effect the registration under the Securities Act of all registrable securities which it has been requested to register pursuant to the terms of the Registration Rights Agreement. GPHC is not required to effect a registration requested by the stockholder parties for 180 days after the effectiveness of the registration statement for the first registration effected pursuant to such a request. In all cases, GPHC’s obligations to register the registrable securities are subject to the minimum and maximum offering size limitations set forth below.

The stockholder parties have the right to request that any offering requested by them under the Registration Rights Agreement be an underwritten offering. In such case, the requesting stockholder parties by majority of shares requested to be included in the registration will have the right to select one or more underwriters to administer the requested offering, subject to approval by the finance committee (described below), which shall not be unreasonably withheld.

With respect to the first two requests to effect a registration, GPHC will not be required to effect such registration if such requests relate to less than 10% of the outstanding shares of common stock. Any request for registration after the first two requests will be subject to a minimum offering size of 5% of the outstanding shares of GPHC common stock.

If the stockholder parties request registration of any of their shares of GPHC common stock, GPHC is required to prepare and file a registration statement with the SEC as soon as possible, and no later than 60 days after receipt of the request (45 days in the case of a Form S-3 registration statement), subject to the right of GPHC and the finance committee described below to delay such filing.

GPHC is permitted to postpone an offering for a reasonable time period that does not exceed 60 days if the GPHC Board of Directors determines that the offering would reasonably be expected to materially adversely affect or materially interfere with a material financing of GPHC or a material transaction under consideration by GPHC or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which could materially adversely affect GPHC, subject to certain limitations.

If GPHC is participating in a sale with other stockholders who have requested registration and GPHC and holders of a majority of the shares requesting registration determine that the offering should be limited due to market conditions, GPHC is permitted to include no more than 25% of its shares in the total number of shares of GPHC common stock being offered in such offering.

Incidental Registration Rights.  In the event that GPHC proposes to register equity securities, subject to certain limitations, GPHC is required to promptly give written notice of such proposed registration to all holders of registrable securities (as defined below). Under certain circumstances, GPHC will be obligated to include in such registration the securities of such stockholders desiring to sell their GPHC common stock. If GPHC is advised by the managing underwriters (or, in connection with an offering that is not underwritten, by an investment banking firm of nationally recognized standing involved in such offering) that the offering should be limited due to market conditions, securities being sold by GPHC will have priority in being included in such registration.

Fees and Expenses.  GPHC is generally obligated to pay the expenses related to such registrations, except in the cases where stockholders requesting registration have refused to proceed with the transaction.

Finance Committee.  Under the terms of the Registration Rights Agreement, GPHC and the GPHC stockholders party thereto will create a finance committee which will initially consist of two representatives designated by the TPG Entities, the Chief Executive Officer of GPHC, and one representative of each of the Coors Family Stockholders, the CD&R Fund and Old Town. Each party’s right to membership on the finance committee ends at the same time as its right to nominate members of the GPHC Board of Directors ends under the Stockholders Agreement. The finance committee will have the authority to specify reasonable limitations on a registration or offering requested pursuant to the Registration Rights Agreement, including setting the maximum size of the registration or offering, the timing of registration or offering, the underwriters and the plan of distribution. Notwithstanding the foregoing, the finance committee does not have the authority to delay a proposed registration or offering for more than three months, subject to certain further limitations.

Termination.  The Registration Rights Agreement will terminate on the earliest to occur of its termination by unanimous consent of the parties thereto, the date on which no shares of GPHC common stock subject to the agreement are outstanding, or the dissolution, liquidation or winding up of GPHC.

The CD&R Fund

The CD&R Fund is a private investment fund managed by CD&R. The general partner of the CD&R Fund is Associates V, and the general partners of Associates V are Associates II, CD&R Investment Associates, Inc., and CD&R Cayman Investment Associates, Inc. Mr. Ames, who served as Director Emeritus on the Board of Directors of GPC, is a principal of CD&R, a Director of Associates II and a limited partner of Associates V, was the Chairman of the Board of Riverwood Holding, Inc. , the predecessor to GPC (“Riverwood”), until the merger of such company with GPIC to form GPC. Mr. Conway, who is the Managing Partner of CD&R, a director of Associates II and a limited partner of Associates V, is one of the Company’s Directors.

Riverwood entered into an indemnification agreement dated March 27, 1996, with CD&R and the CD&R Fund pursuant to which Riverwood agreed to indemnify CD&R, the CD&R Fund, Associates V, Associates II, together with any other general partner of Associates V, and their respective directors, officers, partners, employees, agents, advisors, representatives and controlling persons against certain liabilities arising under the federal securities laws, liabilities arising out of the performance of a certain consulting agreement between Riverwood and CD&R that is no longer effective, and certain other claims and liabilities.

Coors Family Relationships

William K. Coors, Joseph Coors, Jr., Jeffrey H. Coors, Peter H. Coors, John K. Coors, William Grover Coors, J. Bradford Coors, Timothy I. Coors, Douglas M. Coors, Peter J. Coors, Melissa E. Coors and Christian Coors Ficeli are directors of Adolph Coors Co., LLC, a Wyoming limited liability company that serves as the sole trustee of seven of the Coors family trusts. Collectively, William K. Coors, Jeffrey H. Coors, the Coors family trusts and the Adolph Coors Foundation own approximately 18% of the Company’s outstanding common stock. In addition, one of those trusts owns approximately 30% of the voting common stock of Molson Coors Brewing Company (formerly, the Adolph Coors Company) and a related entity owns 100% of CoorsTek, Inc. (“CoorsTek”).

Jeffrey H. Coors, John K. Coors, Joseph Coors, Jr., Peter H. Coors and William Grover Coors are brothers. Jeffrey H. Coors served as GPC’s Vice Chairman until December 31, 2007 and continues to serve as a member of the Board of Directors. Timothy I. Coors is the son of Jeffrey H. Coors and was an employee of the Company until December 20, 2007. J. Bradford Coors and Douglas M. Coors are the sons of Joseph Coors, Jr., and employees of CoorsTek. Melissa E. Coors and Christian Coors Ficeli are Peter H. Coors’ daughters and employees of Molson Coors Brewing Company. Peter J. Coors is the son of Peter H. Coors and an employee of Molson Coors Brewing Company. William K. Coors served as a Director Emeritus on the Company’s Board until March 13, 2007. Peter H. Coors is an executive officer and director of Molson Coors Brewing Company. John K. Coors is an executive officer and director of CoorsTek. The Company and GPC, Molson Coors Brewing Company and CoorsTek, or their subsidiaries, have certain business relationships and have engaged in certain transactions with one another, as described below.

Transactions with Adolph Coors Company.  On December 28, 1992, GPIC was spun off from Adolph Coors Company and since that time Adolph Coors Company has had no ownership interest in GPIC. However, certain Coors family trusts had significant interests in both GPIC and Adolph Coors Company. GPIC also entered into various business arrangements with the Coors family trusts and related entities from time-to-time since its spin-off. GPIC’s policy was to negotiate market prices and competitive terms with all third parties, including related parties.

GPIC originated as the packaging division of Adolph Coors Company. At the time of the spin-off from Adolph Coors Company, GPIC entered into an agreement with Coors Brewing Company to continue to supply its packaging needs. GPC executed a supply agreement, effective April 1, 2004, with Coors Brewing Company (now a subsidiary of Molson Coors Brewing Company) that expires on December 31, 2009. The Company continues to sell packaging products to Molson Coors Brewing Company; such sales accounted for approximately $87 million for the year ended December 31, 2008 (not including sales to MillerCoors, a joint venture formed in June 2008).

One of the Company’s subsidiaries, Golden Equities, Inc., is the general partner of Golden Properties, Ltd., a limited partnership in which Coors Brewing Company is the limited partner. Prior to August 2003, Golden Equities, Inc. was a subsidiary of GPIC. The partnership owns, develops, operates and sells certain real estate previously owned directly by Coors Brewing Company or Adolph Coors Company. GPC received a distribution of capital of $1.6 million in 2008, as well as approximately $2.7 million as a distribution of earnings.

Transactions with CoorsTek.  The spin-off of CoorsTek from GPIC was made pursuant to a distribution agreement between GPIC and CoorsTek in December 1999. It established the procedures to affect the spin-off and contractually provided for the distribution of the CoorsTek common stock to GPIC’s stockholders, the allocation to CoorsTek of certain assets and liabilities and the transfer to and assumption by CoorsTek of those assets and liabilities. In the distribution agreement, CoorsTek agreed to repay all outstanding intercompany debt owed by CoorsTek to GPIC together with a special dividend. The total amount of the repayment and the special dividend was $200 million. Under the distribution agreement, GPIC and CoorsTek each agreed to retain, and to make available to the other, books and records and related assistance for audit, accounting, claims defense, legal, insurance, tax, disclosure, benefit administration and other business purposes. CoorsTek also agreed to indemnify GPIC if the CoorsTek spin-off is taxable under certain circumstances or if GPIC incurred certain liabilities. The tax sharing agreement defines the parties’ rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to the CoorsTek business for tax years preceding the CoorsTek spin-off and with respect to certain tax attributes of CoorsTek after the CoorsTek spin-off.

Sale of Swedish Operations.  On October 16, 2007, Graphic Packaging International Holding Sweden AB, an indirect wholly-owned subsidiary of GPC (the “Seller”), entered into a Sale and Purchase Agreement with Lagrummet December nr 1031 Aktiebolag, a company organized under the laws of Sweden that was renamed Fiskeby International Holding AB (the “Purchaser”) and simultaneously completed the transactions contemplated by such agreement. The Purchaser is affiliated with Jeffrey H. Coors, a member of GPHC’s Board of Directors. Pursuant to such Purchase and Sale Agreement, the Purchaser acquired all of the outstanding shares of Graphic Packaging International Sweden AB (the “Swedish Company”). The Swedish Company and its subsidiaries are in the business of developing, manufacturing and selling paper and packaging boards made from recycled fiber.

The Sale and Purchase Agreement specifies that the purchase price is $8.6 million and contains customary representations, warranties and indemnifications by the Seller. In addition, the Sale and Purchase Agreement requires GPC to provide certain transition services with respect to information technology to the Swedish Company for a period of 60 days and to provide certain technical assistance services to the mill pursuant to a Technical Assistance Agreement for a period of three years after the sale. The Purchaser entered into a Supply Agreement with GPC pursuant to which GPC will purchase its requirements for coated recycled board in the European Union from the Purchaser at competitive prices. In 2008, GPC and GPHC purchased approximately $2.9 million of paperboard from the Purchaser.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Bayly, Beckett, Botta, Fields and Logan were the members of the Compensation and Benefits Committee during 2008. None of the members was an officer or employee of the Company. Mr. Coors, the Company’s Vice Chairman, serves on the Board of Directors of R.W. Beckett Corporation. Mr. Beckett is the Chairman of the R.W. Beckett Corporation. The Company did no business with R.W. Beckett Corporation in 2008 and does not anticipate doing any business with R.W. Beckett Corporation in 2009.

PROPOSAL 2 — AMENDMENT OF THE
GRAPHIC PACKAGING CORPORATION
2004 STOCK AND INCENTIVE COMPENSATION PLAN

General

The Company is seeking stockholder approval of an amendment to the 2004 Plan (i) to increase the number of shares of the Company’s common stock that may be granted pursuant to awards under the 2004 Plan by 12,000,000 shares, (ii) to reapprove and add to a list of qualified business criteria for performance-based awards in order to preserve the deductibility of such awards as compensation expense under the federal income tax laws, and (iii) to make other conforming changes to the 2004 Plan.

The Company currently uses the 2004 Plan, which was initially adopted by the Board of GPC in February 2004 and approved by GPC’s stockholders in May 2004, as the sole plan under which new equity compensation awards are made. As of February 27, 2009, (the last trading day in February) approximately 10,888,165 shares of common stock were available for new grants or awards under the 2004 Plan. If the amendment to the 2004 Plan is approved, the Company will have an aggregate of approximately 22,888,165 shares available for the grant of stock options, restricted stock units and other types of awards under the 2004 Plan. As of March 1, 2009, no stock options and a total of 1,072,396 restricted stock units and shares of phantom stock were outstanding under the 2004 Plan. As of February 27, 2009, the closing price of the Company’s common stock was $.80 per share.

Purposes of the Amendment

The primary purpose of the amendment of the 2004 Plan is to secure adequate shares to implement the Company’s current equity grant strategy for the foreseeable future. The Board believes that the number of additional shares proposed to be reserved for issuance under the 2004 Plan represents a reasonable amount of potential equity dilution (approximately 3.5%), and will allow the Company to continue awarding equity incentives under its current long term incentive program through 2013. Management and the Board of Directors believe that equity incentives and stock-based awards focus employees and directors on promoting the Company’s success, thereby creating stockholder value. The availability of equity compensation may also help to attract, retain and motivate talented employees and directors. The Board believes that having an adequate number of shares of common stock reserved for issuance under the 2004 Plan will allow the Company to provide adequate incentives to its high-performing employees, enable the Company to compete effectively for management and board talent, and therefore promote the interests of the Company and its stockholders.

Another purpose of the proposed amendment to the 2004 Plan is to reapprove a list of business criteria to be used by the Compensation and Benefits Committee (referred to in this proposal as the “Committee”) to establish objectively determinable performance goals for performance-based awards under the 2004 Plan. These awards are intended to be fully deductible as compensation expense by the Company without regard to the $1,000,000 deduction limit imposed by Section 162(m) of the Code. In order to preserve the Company’s ability to continue to grant fully deductible performance-based awards, a list of qualified business criteria must be approved by the stockholders no less often than every five years. By approving the amendment to the 2004 Plan, the stockholders are approving the list of qualified business criteria for the 2004 Plan set forth below under the caption “Performance Goals.”

Summary of the Graphic Packaging Holding Company Amended and Restated 2004 Stock and Incentive Compensation Plan

The 2004 Plan, if amended as proposed, will have substantially the same features as the current 2004 Plan, except for the increase in the number of authorized shares by 12,000,000 shares. In addition, the Amended and Restated 2004 Stock and Incentive Compensation Plan (the “Amended Plan”) will reflect a number of conforming changes to certain annual grant size limitations and limits on the number of incentive stock options and non-qualified stock options that may be granted under the 2004 Plan, as well as certain administrative amendments made to comply with certain changes in applicable law (primarily Code Section 409A) that have previously been approved by the Board and that do not require stockholder approval in accordance with the 2004 Plan and the rules of the NYSE. The following summary of the Amended Plan is qualified in its entirety by the specific language of the Amended Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Authorized Shares.  The 2004 Plan currently authorizes the issuance of up to a total of 15,000,000 shares of the Company’s common stock, plus:

•	any authorized shares of common stock not issued or subject to outstanding awards under the 2003 LTIP as of the effective date of the 2004 Plan; and

•	any shares subject to 5,200,000 outstanding awards as of the effective date of the 2004 Plan under the Company’s 2003 LTIP that on or after the effective date of the 2004 Plan cease for any reason to be subject to such awards, up to a maximum of 5,2000,000 shares of the Company’s common stock.

The Amended Plan will authorize the issuance of up to a total of 27,000,000 shares of the Company’s common stock, plus the additions from the 2003 LTIP noted above.

The maximum number of shares of common stock that may be issued pursuant to incentive stock options will be increased from 15,000,000 to 27,000,000 and the maximum number of shares of common stock that may be issued pursuant to nonqualified stock options will increased from 15,000,000 to 27,000,000.

The following are not included in calculating the share limitations for incentive stock options and non-qualified stock options mentioned above:

•	dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards;

•	awards that are settled in cash;

•	shares and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted to employees as the result of a merger, consolidation, or acquisition of the employing company pursuant to which it is merged with the Company or becomes the Company’s subsidiary; and

•	any shares that were subject to an award under the 2004 Plan, which award is forfeited, cancelled, terminated, expires or lapses for any reason.

In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of the Company’s stock or property, combination or exchange of common stock, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to the Company’s stockholders, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of participants’ rights under the Amended Plan, may substitute or adjust, as applicable, the number and kind of shares that may be issued under the Amended Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits discussed below and other value determinations applicable to outstanding awards. To the extent such adjustments affect awards to “covered employees,” as that term is defined in Section 162(m) of the Code, or incentive options, the adjustments will be prescribed in a form that meets the requirements of Sections 162(m) and 422 of the Code, respectively.

Administration.  The Amended Plan is administered by the Committee, although the Committee may delegate to one or more of its members or to one or more of the Company’s officers certain limited authority. Subject to the provisions of the Amended Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may amend, cancel, renew or grant a new award in substitution for any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Committee interprets the Amended Plan and awards granted thereunder, and all determinations are final and binding on all persons having an interest in the Amended Plan or any award.

Eligibility.  Awards may be granted to the Company’s employees, directors and third party service providers and the employees, directors and third party service providers of any present or future affiliate, parent or subsidiary corporation. Incentive stock options may be granted only to employees.

Effective Date.  The effective date of the 2004 Plan was May 18, 2004. If approved by the Company’s stockholders, the Amended Plan will be effective on May 13, 2009.

Awards

The Amended Plan authorizes the granting of awards in any of the following forms: stock options, stock appreciation rights (SARs), restricted stock units, performance awards, cash-based awards and other stock-based awards.

Stock Options.  The exercise price of each option will be determined by the Committee on the date of grant, provided that the exercise price of an incentive option may not be less than the fair market value of a share of common stock on the date of grant. The maximum term of any option granted under the Amended Plan is ten years, provided that an option granted to a participant outside the United States may have a term in excess of ten years.

SARs.  A SAR gives a participant the right to receive the appreciation in the fair market value of the Company’s common stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation in cash, shares of the Company’s common stock or a combination thereof. The maximum term of any SAR granted under the Amended Plan is ten years, provided that a SAR granted to participants outside the United States may have a term in excess of ten years. Subject to appropriate adjustment in the event of any change in the Company’s capital structure, no participant who is a “covered employee,” as defined by Section 162(m) of the Code, may be granted in any fiscal year SARs which in the aggregate are for more than 5,000,000 shares, plus the number of shares that such participant could have received at the close of the prior year without exceeding such limit.

Restricted Stock Awards.  The Committee may impose conditions or restrictions on any shares of restricted stock awarded, including performance and/or time-based vesting conditions.

Restricted Stock Units.  The Committee may grant restricted stock units under the Amended Plan. The Committee may impose conditions or restrictions on any restricted stock units awarded, including performance and/or vesting conditions. Participants will have no voting rights with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards.

Performance Awards.  Each performance unit will have an initial value that is established at the time of grant. Each performance share will have an initial value equal to the fair market value of a share of the Company’s common stock on the date of grant. The Committee will set performance goals in its discretion that will determine the value and/or number of performance awards that will be paid out to the participant, depending on the extent to which the performance goals are satisfied within a predetermined performance period. Subject to the terms of the Amended Plan, after the applicable performance period has ended, the holder of performance awards will be entitled to receive payout on the value and number of performance awards earned by the participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

Payment of earned performance awards will be as determined by the Committee and reflected in the agreement evidencing the award. The Committee may pay earned performance awards in the form of cash or in shares of the Company’s common stock (or in a combination thereof) equal to the value of the earned performance award at the close of the applicable performance period, or as soon as practicable after the end of the performance period. Any shares of common stock may be granted subject to any restrictions the Committee deems appropriate. The Committee’s determination with respect to the form of payout of such awards will be set forth in the agreement evidencing the award.

Cash-Based Awards and Other Stock-Based Awards.  The Committee may also grant cash-based awards and other stock-based awards under the Amended Plan on such terms and conditions as the Committee may determine. Each cash-based award will specify a payment amount or payment range as determined by the Committee. Each other stock-based award will be expressed in terms of shares or units based on shares. The Committee may establish performance goals at its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of cash-based awards or other stock-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met.

Limitations on Individual Awards.  In order for awards to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m), the Amended Plan is required to include limits on the number of awards that may be issued to any one person. The maximum number of shares which could be granted to any “covered employee,” as defined by Code Section 162(m), in any fiscal year under the 2004 Plan were as follows: 1,000,000 shares subject to options, 1,000,000 shares subject to stock appreciation rights, 1,000,000 shares subject to restricted stock awards, 1,000,000 shares subject to restricted stock units, 500,000 shares (or the value of 500,000 shares) subject to performance shares or units, 1,000,000 shares subject to other stock-based awards, and $5,000,000 (or the value of 1,000,000 shares of the Company’s commons stock) with respect to cash-based awards plus, in each case, the number of shares or cash that such participant could have received as of the close of the prior year without exceeding the respective limit. In the Amended Plan, the maximum number of shares which may be granted to any “covered employee,” in any fiscal year is 5,000,000 shares subject to options, 5,000,000 shares subject to stock appreciation rights, 5,000,000 shares subject to restricted stock awards, 5,000,000 shares subject to restricted stock units, 5,000,000 shares (or the value of 5,000,000 shares) subject to performance shares or units, 5,000,000 shares subject to other stock based awards and $5,000,000 (or the value of 5,000,000 shares of the Company’s common stock) with respect to cash-based awards plus, in each case the number of shares or cash that such participant could have received as of the close of the prior year without exceeding the respective limit.

Performance Goals

The Amended Plan is intended to comply with the requirements imposed by Section 162(m) of the Code and related regulations in order to preserve, to the extent practicable or desirable, the Company’s tax deduction for awards made under the Amended Plan to covered employees. Section 162(m) of the Code generally denies an employer a deduction for compensation paid to covered employees (generally, the named executive officers) of a publicly-held corporation in excess of $1,000,000, unless the compensation is exempt from the limitation because it is performance-based compensation.

Before the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee may establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance. Under the 2004 Plan, the Committee, in its discretion, could base performance goals on one or more of the following such measures:

•	net earnings or net income (before or after taxes);

•	earnings per share;

•	net sales growth;

•	net operating profit;

•	return measures (including, but not limited to, return on assets, capital, equity or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	customer satisfaction;

•	working capital targets; and

•	economic value added, or “EVA”

Under the Amended Plan, the Committee may, in its discretion, base performance goals on one or more of the measures set forth above, plus the following additional performance measures:

•	cost elimination;

•	debt reduction;

•	employee engagement and cultural effectiveness; and

•	ratios combining any of the performance measures.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The Committee may provide in any agreement evidencing an award to a covered employee that any evaluation of performance may include or exclude certain events occurring during a performance period, including asset write-downs, changes in accounting standards, restructuring charges and similar unusual or extraordinary items.

Covered Employee Annual Incentive Awards

The Committee may designate “covered employees,” as that term is defined in Section 162(m) of the Code, who are eligible to receive a monetary payment in any year based on a percentage of an incentive pool equal to the greater of:

•	one and one-half percent (1.5%) of the Company’s Credit Agreement EBITDA (as defined in the Company’s filings with the SEC) for the plan year;

•	four percent (4.0%) of the Company’s cash flow for the plan year; or

•	six percent (6.0%) of the Company’s net income for the plan year.

The Committee will allocate an incentive pool percentage to each designated covered employee for each year. In no event may the incentive pool percentage for any one covered employee exceed 40% of the total pool.

As soon as possible after the determination of the incentive pool, the Committee will calculate each covered employee’s allocated portion of the incentive pool based upon the percentage established at the beginning of the year. Each covered employee’s incentive award then will be determined by the Committee based on the covered employee’s allocated portion of the incentive pool subject to adjustment in the discretion of the Committee. In no event may the portion of the incentive pool allocated to a covered employee be increased in any way, including as a result of the reduction of any other covered employee’s allocated portion. The Committee will retain the discretion to adjust such awards downward.

Acceleration Upon Termination of Employment

Unless otherwise provided in an agreement evidencing an award under the Amended Plan, upon a participant’s termination of employment by reason of his or her death, disability or retirement (as such terms are defined in the Amended Plan), then:

•	such participant’s options and SARs will become fully vested and exercisable,

•	all restrictions on his or her restricted stock or restricted stock units will terminate, and

•	such participant’s performance awards will become payable on a pro rata basis (based upon the length of time within the performance period that has elapsed prior to his or her termination of employment), assuming the performance goals have been achieved.

The Committee will determine the extent to which the participant will have the right to receive cash-based awards following termination of the participant’s employment with or provision of services. Such provisions shall be determined in the sole discretion of the Committee, be included in an agreement evidencing the award under the Amended Plan and may reflect distinctions based on the reasons for termination; provided, however, such provisions need not be uniform among all awards of cash-based awards issued under the Amended Plan. In the event a participant’s employment terminates for any other reason, all of the unvested stock options, shares of restricted stock or restricted stock units held at the time of such termination shall be forfeited.

Transferability

No incentive options granted under the Amended Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Except as permitted by an individual award agreement or the Committee, nonqualified options, SARs, performance awards, cash-based awards, other stock-based awards and, during the applicable period of restriction, restricted stock awards and restricted stock units, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Except as permitted by an individual award agreement or the Committee, with respect to any awards other than those designated as incentive options, all rights granted to a participant under the Amended Plan will be exercisable during his or her lifetime only by such participant.

Dividend Equivalents

Any participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares that are subject to any award (other than options or SARs), to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests or expires, as determined by the Committee. Dividend equivalents will be converted to cash or additional shares of the Company’s common stock by such formula and at such time and subject to such limitations as the Committee may determine.

Change of Control

In the event of a change of control (as defined in the Amended Plan), unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless otherwise provided in an agreement evidencing an award:

•	any and all options and SARs will become immediately vested and exercisable; additionally, except as otherwise described below, if a participant’s employment is terminated for any reason except Cause, as defined in the Amended Plan, within six months before a Change of Control or within 12 months after a Change of Control, the participant will have until the earlier of: (i) 12 months following such termination date, or (ii) the expiration of the option or SAR term, to exercise any such option or SAR;

•	all restrictions imposed on restricted stock or restricted stock units will lapse;

•	the incentive pool used to determine covered employee annual incentive awards will be based on the Credit Agreement EBITDA, Cash Flow or Net Income, as those terms are defined in the Amended Plan, of the plan year immediately preceding the year of the change of control, or another method of payment determined by the Committee at the time of the award or thereafter but before the change of control;

•	the target payout opportunities attainable under all outstanding awards of performance-based restricted stock, performance-based restricted stock units and performance awards will be deemed to have been fully earned based on targeted performance being attained as of the effective date of the change of control;

•	the vesting of all awards denominated in shares of the Company’s common stock will be accelerated as of the effective date of the change of control, and will be paid out to participants within 30 days following the effective date of the change of control. The Committee has the authority to pay all or any portion of the value of the shares in cash; and

•	awards denominated in cash shall be paid to participants in cash within 30 days following the effective date of the change of control;

•	unless otherwise specifically provided in a written agreement entered into between the Company and the participant, the Committee will pay out all cash-based awards and any restrictions on other stock-based awards will lapse; and

•	if a participant’s employment is terminated for any reason other than for cause (as defined in the Amended Plan) on or after the date, if any, on which the Company’s stockholders approve a merger, reorganization, consolidation or asset sale that constitutes a change of control, but before the consummation of the transaction, the participant will be treated for the purposes of the Amended Plan as continuing in the Company’s employment until the change in control occurs and to have been terminated immediately after the consummation of the transaction.

Termination and Amendment

The Amended Plan will automatically terminate on May 18, 2014, unless earlier terminated by the Committee in its discretion. The Committee may, at any time and from time-to-time, alter, amend, modify,

suspend, or terminate the Amended Plan and any agreement evidencing an award under the Amended Plan in whole or in part; however, that:

•	prior stockholder approval is required for any amendment that would reprice, replace or regrant through cancellation options granted under the Amended Plan or that would otherwise require stockholder approval by applicable law, regulation, or stock exchange rule; and

•	no termination, amendment, suspension or modification of the Amended Plan or an agreement evidencing an award under the Amended Plan may adversely affect in any material way any award previously granted under the Amended Plan, without the written consent of the participant.

The Committee has the authority to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Plan.

Summary of U.S. Federal Income Tax Consequences

The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Amended Plan as of this time. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

Incentive Options.  Incentive options granted under the Amended Plan are intended to qualify as incentive options under Section 422 of the Code. There will be no federal income tax consequences to the participant or to the Company upon the grant of an incentive option. The exercise of an incentive option will generally not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant. The difference between the option price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

If the holding period requirements for incentive option treatment described above are not met, the participant will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the option price. Any gain in excess of these amounts may be treated as capital gain. The Company generally is entitled to deduct, as compensation paid, the amount of ordinary income realized by the participant.

Nonqualified Options.  There will be no federal income tax consequences to the participant or to the Company upon the grant of a nonqualified option. The difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. The Company generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

SARs.  For federal income tax purposes, the grant of an SAR will not result in taxable income to a participant or a tax deduction to the Company. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income and the Company will receive a corresponding income tax deduction at that time.

Restricted Stock Awards.  Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the grant of a restricted stock award will not result in taxable income to the participant or a tax deduction to the Company for federal income tax purposes, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture (i.e. when the restrictions lapse), the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income at the time the restricted stock is awarded equal to the fair market value of such shares at such time, less any amount paid therefore, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Restricted Stock Units.  The grant of a restricted stock unit award does not result in taxable income to the participant or a tax deduction for the Company for federal income tax purposes. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, the participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards and Cash-Based Awards.  The grant of a performance award or cash-based award does not result in taxable income to the participant or a tax deduction to the Company for federal income tax purposes. The participant will recognize income upon settlement of a performance award or cash-based award equal to the cash that is received or the fair market value of any common stock (determined as of the date that the shares are not subject to a substantial risk of forfeiture) that is received and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Amended Plan Benefits

Benefits under the Amended Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates, the Company’s actual performance against performance goals established with respect to performance awards and decisions made by the participants. Consequently, it is not currently possible to determine the benefits that might be received by participants under the Amended Plan.

The following table sets forth the number of restricted stock units (including phantom shares) and shares of stock that have been granted as of March 1, 2009 under the 2004 Plan to the Company’s Named Executive Officers, directors, current executive officers as a group and non-executive officers as a group. The Company has not granted any other type of award under the 2004 Plan.

	Restricted		Share
Name and Principal Position	Stock Units		Awards

David W. Scheible	688,467		0
President and Chief Executive Officer
Daniel J. Blount	312,956		0
Senior Vice President and Chief Financial Officer
Michael P. Doss	201,015		0
Senior Vice President, Consumer Packaging
Stephen A. Hellrung	313,210		0
Senior Vice President, General Counsel and Secretary
Michael R. Schmal	317,148		0
Senior Vice President, Beverage Packaging
Robert M. Simko	275,142		0
Senior Vice President, Paperboard
All Non-Employee Directors as a Group	149,203	(1)	657,779
All Current Executive Officers as a Group	2,504,559		0
All Non-Executive Officer Employees as a Group	3,882,444		0

(1)	These securities are referred to as “phantom shares” and represent compensation deferred by one of the Company’s directors.

Shares Previously Authorized for Issuance Under the 2004 Plan

Information about the 2004 Plan as of March 1, 2009, is presented in the table below. The Company does not maintain any equity compensation plan not approved by security holders.

	A	B	C
	Number of Securities to be	Weighted-Average	Number of Securities
	Issued Upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options,	Outstanding Options,	Future Issuance (Excluding
Plan Category	Warrants and Rights	Warrants and Rights	Those in Column A)

Equity compensation plans approved by security holders	1,072,396	N/A	10,888,165
Total	1,072,396	N/A	10,888,165

Vote Required

The affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of this proposal. Abstentions and broker “non-votes” will have the effect of votes against the proposal.

Board Recommendation

The Board believes the proposed approval of the amendment to the 2004 Plan to increase the number of shares of the Company’s common stock that may be granted by 12,000,000 shares and to reapprove the list of qualified business criteria for performance-based awards is in the best interests of the Company and its stockholders. The Board recommends a vote “FOR” approval of the amendment of the 2004 Plan.

PROPOSAL 3 — AMENDMENT OF THE RESTATED CERTIFICATE
OF INCORPORATION TO PERMIT THE BOARD OF DIRECTORS
TO IMPLEMENT A REVERSE STOCK SPLIT

General

The Company is seeking approval of an amendment to the Company’s Restated Certificate of Incorporation that would permit the Company’s Board of Directors to implement, at their discretion, a reverse stock split of the Company’s common stock using any ratio in the range of 1 for 2 to 1 for 10, with the exact ratio to be determined by the Board, at any time prior to the 2010 annual meeting of stockholders. If the Company’s stockholders approve the reverse stock split proposal and the Board decides to implement the reverse stock split, the Company will file a Certificate of Amendment with the Secretary of State of Delaware to amend the Company’s existing Restated Certificate of Incorporation to effect a reverse split of the Company’s common stock then issued and outstanding at the specific ratio determined at that time by the Board.

The reverse stock split, if implemented, would affect all issued and outstanding shares of the Company’s common stock and outstanding rights to acquire common stock, such as stock options and restricted stock units. Upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of common stock issued and outstanding, based on the reverse stock split ratio selected by the Board. Except for any changes as a result of the treatment of fractional shares, each holder of the Company’s common stock will hold the same percentage of common stock outstanding immediately after the reverse stock split as such stockholder held immediately prior to the split.

Background

On February 6, 2009, the Company was notified by the NYSE that the average per share price of the Company’s common stock was below the NYSE’s continued listing standard relating to minimum average share price. Rule 802.01C of the NYSE’s Listed Company Manual requires that a company’s common stock trade at a minimum average closing price of $1.00 over a consecutive 30 trading-day period. In accordance with the NYSE’s rules, the Company informed the NYSE within ten business days of the Company’s receipt of the notice that the Company intended to cure this deficiency.

On March 4, 2009, the SEC approved a rule change by the NYSE that temporarily suspends the continued listing standard relating to minimum share price until June 30, 2009. Under the prior NYSE listing standard, the Company had six months from the receipt of the NYSE notice to regain compliance with the NYSE’s price condition, or the Company would be subject to suspension and delisting procedures. During the six-month period and subject to compliance with NYSE’s other continued listing standards, the Company’s common stock would continue to be listed on the NYSE. Pursuant to the changed rule, the period during which the minimum share price listing standard is suspended does not count as part of the Company’s six-month cure period. Accordingly, the Company will be in compliance if, at the end of the six-month period (not including any period during which the minimum share price standard is suspended), the Company has at least both a $1.00 share price and has maintained a $1.00 average share price over the preceding 30 trading days. However, if the price deficiency is cured by the proposed reverse stock split, the Company will be in compliance if the price promptly exceeds $1.00 per share and the price remains above $1.00 for at least the following 30 trading days. The Company intends to work closely with the NYSE to regain compliance with NYSE continued listing standards.

On March 16, 2009, the closing price of the Company’s common stock was $0.85 per share, and the average closing price of the Company’s common stock for the preceeding 30 consecutive trading days was $0.78.

Purpose of the Amendment

The Board believes that it is in the best interests of the Company and the Company’s stockholders for the Board to obtain the authority to effectuate a reverse stock split to reduce the number of shares of the Company’s common stock outstanding and thereby attempt to proportionally increase the price of the Company’s common stock. As described above, the Company will be subject to suspension and delisting procedures if it does not comply with the NYSE’s continued listing standards within the specified timeframe. The delisting (or the threat of delisting) of the Company’s common stock could (i) reduce the liquidity and market price of the Company’s common stock, (ii) reduce the number of investors willing to hold or acquire the Company’s common stock, thereby restricting the Company’s ability to obtain equity financing, and (iii) impair the Company’s ability to provide meaningful equity incentives to the Company’s employees.

Reverse stock splits are viewed by the NYSE as an acceptable way for companies to regain compliance with the minimum average share price requirement. Accordingly, the Company’s Board has concluded that if other efforts to increase the Company’s stock price are not effective within the required timeframe, reducing the number of outstanding shares of the Company’s common stock through a reverse stock split might be necessary or appropriate in order to maintain the Company’s listing on the NYSE.

Board Discretion To Implement Reverse Stock Split

The Board believes that stockholder approval of a reverse stock split ratio range (rather than an exact reverse stock split ratio) provides the Board with needed flexibility to achieve the purposes of the reverse stock split. If the stockholders approve the reverse stock split proposal, the reverse stock split would be effected, if at all, only upon a determination by the Board that the split is in the best interests of the Company and its stockholders at that time. In connection with any determination to effect the reverse stock split, the Board would set the timing for the split and select the specific ratio within the range. No further action on the part of the Company’s stockholders would be required to either implement or abandon the reverse stock split. If the proposal is approved by the Company’s stockholders, and the Board implements the reverse stock split, the Company would publicly disclose additional details regarding the split, including the specific ratio the Board selects. If the Board does not implement the reverse stock split prior to the Company’s 2010 annual meeting of stockholders, the authority granted in this proposal to implement the reverse stock split will terminate. At any time prior to the effectiveness of the reverse stock split, the Board may abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders.

Effect on Existing Shares of Common Stock

If approved and implemented, the reverse stock split will take effect simultaneously for all issued and outstanding shares of the Company’s common stock, and the ratio will be the same for all such shares of its common stock. The reverse stock split will affect all holders of shares of the Company’s common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split would result in any holder of the Company’s common stock receiving a full share in lieu of a fractional share, as further described below. Further, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Effect on Authorized but Unissued Shares of Common Stock

Currently, the Company is authorized to issue up to a total of 1,000,000,000 shares of common stock, of which 342,568,704 shares were outstanding on March 16, 2009. As of March 16, 2009, the Company had approximately 657,431,296 authorized but unissued shares available for issuance. Depending on the exact reverse split ratio selected by the Company’s Board, the number of shares of common stock issued and outstanding will be reduced from approximately 343 million shares to a range of approximately 34 million to 171.5 million shares. Because the reverse stock split will not affect the number of authorized shares of common stock, upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of common stock issued and outstanding.

As a result, if the Company were to subsequently issue some or all of such shares, it would potentially have a greater dilutive effect on the Company’s current stockholders, depending on the size of the issuance. The Company currently does not have any plan, commitment, arrangement, understanding or agreement, either written or oral, to issue any such shares of additional authorized common stock, except pursuant to stockholder approved equity compensation plans. However, the additional shares of common stock would be available for issuance by action of the Company’s board of directors without the need for further action by the Company’s stockholders, unless stockholder action is specifically required by applicable law or the rules of the NYSE.

Effect on Authorized but Unissued Shares of Preferred Stock

Currently, the Company is authorized to issue up to a total of 100,000,000 shares of preferred stock, none of which are issued and outstanding, but 500,000 of which have been reserved for issuance as Series A Junior Participating Preferred Stock in connection with the Company’s Rights Agreement. The proposed amendment to the Company’s Restated Certificate of Incorporation will not impact the total authorized number of shares of preferred stock.

Effect on The Company’s Equity Compensation Plans

As of March 1, 2009, there were approximately 7,088,968 shares subject to stock options and 1,121,049 restricted stock units and shares of phantom stock outstanding under the Company’s equity compensation plans. Under the Company’s equity compensation plans, the Compensation and Benefits Committee of the Company’s Board of Directors has sole discretion to determine the appropriate adjustment to the awards granted under such plans in the event of a reverse stock split. Based on the reverse stock split ratio selected by the Board, proportionate adjustments will be made to (i) the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options, which will result in approximately the same aggregate exercise price being required to be paid upon exercise and the subsequent issuance of proportionately fewer shares than would have been issued immediately preceding the reverse stock split, and (ii) the number of shares issuable pursuant to all outstanding restricted stock unit awards. The number of shares reserved for issuance under the Company’s 2004 Plan will be reduced proportionately based on the reverse stock split ratio selected by the Board.

Effect on Rights Agreement

The number of units of preferred stock purchasable upon the exercise of the rights granted to holders of the Company’s common stock pursuant to the Company’s Rights Agreement will be proportionately decreased pursuant to the terms of the Rights Agreement based on the reverse stock split ratio selected by the Board.

Effect on Par Value

The proposed amendment to the Company’s Restated Certificate of Incorporation will not change the par value of the Company’s common stock of $0.01 per share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, the Company’s Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Fractional Shares

The Company will not issue fractional shares as a result of the reverse stock split, but will round up any fractional share to a full share.

Effect on Registered and Beneficial Holders of the Company’s Common Stock

Upon a reverse stock split, the Company intends to treat stockholders holding the Company’s common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Company’s common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, the Company encourages you to contact your bank, broker or other nominee.

Effect on Registered “Book-entry” Holders of Common Stock

The Company’s registered holders of common stock may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders do not have stock certificates evidencing their ownership of the Company’s common stock, but receive statements reflecting their ownership. Holders of shares in book-entry form, do not need to take any action to receive post-reverse stock split shares. A statement reflecting the transaction will automatically be sent to the address of record indicating the number of shares held following the reverse stock split.

Effect on Registered Certificated Shares

Some of the Company’s registered stockholders hold their shares of common stock in certificate form or in a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent, Wells Fargo Shareowner Services, as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your stock certificate(s), you will be issued the appropriate number of shares electronically in book-entry form under the direct registration system. No shares in book-entry form will be issued until outstanding certificates are surrendered, together with the properly completed and executed letter of transmittal, to the transfer agent.

At any time after receipt of your direct registration system statement, you may request a stock certificate representing your ownership interest.

Stockholders should not destroy any stock certificate and should not submit any stock certificate to the transfer agent until requested to do so.

Accounting Matters

The reverse stock split will not affect the par value of the Company’s common stock. As a result, as of the effective date of the reverse stock split, the stated capital attributable to common stock on the Company’s balance sheet will be reduced proportionately based on the reverse stock split ratio selected by the Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Per-share net income or loss will subsequently be restated because there will be fewer shares of common stock outstanding.

Procedure for Effecting Reverse Stock Split

If the Company’s stockholders approve the reverse stock split proposal and the Board decides to implement the reverse stock split at any time prior to the Company’s 2010 annual meeting of stockholders, the Company will promptly file a Certificate of Amendment with the Secretary of State of Delaware to amend the Company’s existing Restated Certificate of Incorporation. The reverse stock split will become effective on the date and at the time specified in the Certificate of Amendment, which is referred to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of

Amendment would be substantially in the form attached as Appendix B to this Proxy Statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of Delaware and as the Board deems necessary and advisable to implement the reverse stock split, including the ratio selected by the Board for the reverse stock split.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, the Company’s stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split. Such summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This summary also does not address tax consequences in light of any individual stockholder circumstances or with respect to stockholders that are subject to special tax rules or the alternative minimum tax provisions of the Code, or who hold their shares as part of a hedge, wash sale, appreciated financial position, straddle, conversion transaction, synthetic security or other risk reduction transaction or integrated investment, and stockholders who have acquired their shares upon exercise of employee stock options or otherwise as compensation. The discussion is based on the provisions of United States federal income tax law in effect as of the date hereof, and which is subject to change retroactively as well as prospectively. This summary assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in the Code (i.e., generally, property held for investment). Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

No gain or loss should be recognized by a stockholder upon the conversion of pre-reverse stock split shares into post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares into which such shares are converted. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

This summary regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to such stockholder of the reverse stock split.

Interests of Directors and Executive Officers

The Company’s directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of the Company’s common stock.

Vote Required

The affirmative vote of a majority of shares of the Company’s common stock outstanding and entitled to vote as of the record date is required for approval of this proposal. Abstentions and broker “non-votes” will have the effect of a vote against the proposal.

Board Recommendation

The Board believes that approval of the foregoing proposal giving the Board the authority to implement a reverse stock split, at such time and in the ratio determined in the Board’s discretion, is in the best interests of the Company and its stockholders. The Board recommends a vote “FOR” approval of Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the Company’s common stock by (i) each stockholder that is known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each Director, (iii) each Named Executive Officer and (iv) the Directors and executive officers as a group. Unless otherwise noted, such information is provided as of March 1, 2009, and the beneficial owners listed have sole voting and investment power with respect to the number of shares shown. An asterisk in the percent of class column indicates beneficial ownership of less than one percent.

	Number of
Name	Shares	Percentage

5% Stockholders:
TPG Entities(1)	132,158,875	38.6%
Jeffrey H. Coors(2)(3)	63,446,472	18.4%
Grover C. Coors Trust(2)	51,211,864	15.0%
Clayton, Dubilier & Rice Fund V Limited Partnership(4)	34,222,500	10.0%
Old Town S.A.(5)	34,222,500	10.0%
Directors and Named Executive Officers:
George V. Bayly	637,860	*
John D. Beckett(6)	129,134	*
G. Andrea Botta(7)	154,467	*
Kevin J. Conway	—	*
Kelvin L. Davis(1)	39,427	*
Jeffrey Liaw(1)	39,427	*
Harold R. Logan, Jr.(8)	99,235	*
Michael G. MacDougall(1)	39,427	*
John R. Miller	82,674	*
David W. Scheible(9)	497,580	*
Robert W. Tieken	80,714	*
Daniel J. Blount(10)	316,778	*
Michael P. Doss	113,404	*
Stephen A. Hellrung(11)	557,655	*
Michael R. Schmal(12)	374,929	*
All Directors and executive officers as a group (21 persons)(13)	66,970,824	19.40%

(1)	The number of shares shown for the TPG Entities are owned by the following entities in the amounts set forth below:

TPG Bluegrass IV — AIV 1, L.P.	24,648,258 shares
TPG Bluegrass IV — AIV 2, L.P.	41,431,180 shares
TPG Bluegrass V — AIV 1, L.P.	23,929,218 shares
TPG Bluegrass V — AIV 2, L.P.	41,843,728 shares
TPG FOF V — A, L.P.	172,052 shares
TPG FOF V — B, L.P.	134,439 shares
Total	132,158,875 shares

(1)	TPG Advisors IV, Inc. is the sole general partner of TPG GenPar IV, L.P., which in turn is the sole general partner of each of TPG Bluegrass IV — AIV 1, L.P. and TPG Bluegrass IV — AIV 2, L.P. TPG Advisors V, Inc. is the sole general partner of TPG GenPar V L.P. which in turn is the sole general partner of each of TPG Bluegrass V — AIV 1, L.P., TPG Bluegrass V — AIV 2 L.P., TPG FOF V — A,

L.P. and TPG FOF V — B, L.P. David Bonderman and James G, Coulter are directors, officers and sole shareholders of TPG Advisors IV, Inc. and TPG Advisors V, Inc. and may be deemed to be beneficial owners of securities owned directly by the TPG Entities. The address of each of the entities and individuals listed above is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102. Kelvin L. Davis, Michael G. MacDougall and Jeffrey Liaw are employees of TPG Capital, L.P., an affiliate of the TPG Entities. Messrs. Davis, MacDougall and Liaw disclaim beneficial ownership of the shares held by the TPG Entities reported herein.

(2)	Pursuant to the Stockholders Agreement, certain family trusts that are parties thereto, including the Grover C. Coors Trust, and the Adolph Coors Foundation have designated and appointed Jeffrey H. Coors as their attorney-in-fact to perform all obligations under the Stockholders Agreement, including but not limited to, voting obligations with respect to the election of directors. The parties to the Stockholder Agreement retain voting power with regard to all other matters and sole dispositive power over such shares. The business address for Jeffrey H. Coors is Graphic Packaging Corporation, 814 Livingston Court, Marietta, Georgia 30067. The family trusts and foundation are listed below, as well as the number of shares beneficially owned by each such entity.

Adolph Coors Jr. Trust	2,800,000
Augusta Coors Collbran Trust	1,015,350
Bertha Coors Munroe Trust	1,140,490
Grover C. Coors Trust	51,211,864
Herman F. Coors Trust	1,435,000
Janet H. Coors Irrevocable Trust f/b/o Frances M. Baker	59,356
Janet H. Coors Irrevocable Trust f/b/o Frank E. Ferrin	59,354
Janet H. Coors Irrevocable Trust f/b/o Joseph J. Ferrin	59,354
Louise Coors Porter Trust	920,220
May Kistler Coors Trust	1,726,652
Adolph Coors Foundation	503,774

Total	60,931,414

(3)	The amount shown includes (i) 53,429 shares held in joint tenancy with Mr. Coors’ wife, (ii) 140,848 stock units held in the Company’s 401(k) savings plan, (iii) 250 shares held by GPIC’s Payroll Stock Ownership Plan, (iv) 500 shares held by Jeffrey H. Coors Family, Ltd., (v) 30,000 shares held by Mr. Coors’ wife, and (vii) an aggregate of 60,931,414 shares attributable to Mr. Coors solely by virtue of the Stockholders Agreement. The amount shown also includes 1,603,489 shares subject to stock options exercisable within 60 days and 57,215 RSUs that are fully vested but not yet payable or paid.

(4)	Associates V is the general partner of the CD&R Fund and has the power to direct the CD&R Fund as to the voting and disposition of its shares of the Company’s common stock. Associates II is the managing general partner of Associates V and has the power to direct Associates V as to its direction of the CD&R Fund’s voting and disposition of shares. Associates II is controlled by a board of directors consisting of B. Charles Ames, Michael G. Babiarz, Kevin J. Conway, Donald J. Gogel, Ned C. Lautenbach, David A. Novak, Huw Phillips, Roberto Quarta, Joseph L. Rice, III, Christian Rochat, Richard J. Schnall, Nathan Sleeper, George W. Tamke and David H. Wasserman, and its officers are Messrs. Conway, Gogel and Rice, along with Theresa A. Gore. The officers of Associates II are authorized and empowered, subject to the board of directors approval in certain circumstances, to act on behalf of Associates II and may be deemed to share beneficial ownership of the shares of Graphic common stock owned by the CDR Fund. Each of Associates V, Associates II and the other persons named above expressly disclaims beneficial ownership of the shares owned by the CDR Fund. The business address for each of the CDR Fund, Associates V, Associates II and each of the other persons named above is 1403 Foulk Road, Suite 106, Wilmington, Delaware 19803. Mr. Conway disclaims beneficial ownership of the shares held by the CD&R Fund.

(5)	Giovanni Agnellie C.S.a.p.az., an Italian company, is the beneficial owner of essentially all of the equity interests of Old Town, S.A. (successor in interest to EXOR Group S.A.) The business address for Giovanni Agnellie C.S.a.p.az.’s principal business and principal office is via del Carmine 10, presso Simon fiduciaria S.p.a., 10122 Turin, Italy. Giovanni Agnellie C.S.a.p.az. is deemed to be controlled by its general partners, Messrs. Tiberto Brandolini d’Adda, Gianluigi Gabetti, John Philip Elkann and Alessandro Giovanni Nasi. The business address of Old Town S.A. is 22-24, Boulevard Royal, L-2449 Luxembourg.

(6)	The amount shown includes 2,000 shares subject to stock options exercisable within 60 days. All other shares shown are held in trust.

(7)	The amount shown includes 149,203 shares of phantom stock that are fully vested but not payable until Mr. Botta’s retirement as a director of the Company.

(8)	The amount shown includes 2,000 shares subject to stock options exercisable within 60 days.

(9)	The amount shown includes 4,253 stock units held in the Company’s 401(k) savings plan and 163,710 shares subject to stock options exercisable within 60 days.

(10)	The amount shown includes 74,879 shares subject to stock options exercisable within 60 days.

(11)	The amount shown includes 400,000 shares subject to stock options exercisable within 60 days.

(12)	The amount shown includes 80,613 shares subject to stock options exercisable within 60 days.

(13)	The amount shown includes 2,387,787 shares subject to stock options that are exercisable within 60 days and 206,418 RSUs and shares of phantom stock that are fully vested but not yet payable or paid.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to or filed by the Company pursuant to Rule 16a-3(e) of the Exchange Act during 2008 and Form 5 and amendments thereto furnished to the Company with respect to 2008, and written representations from the Company’s reporting persons, the Company believes that the its officers, Directors and beneficial owners have complied with all filing requirements under Section 16(a) applicable to such persons.

AUDIT MATTERS

Report of the Audit Committee

This report by the Audit Committee is required by the rules of the SEC. It is not to be deemed incorporated by reference by any general statement that incorporates by reference this Proxy Statement into any filing under Securities Act or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee is currently comprised of three members, each of whom is an “independent director,” as defined by Section 303A of the NYSE Listed Company Manual. Each of the members of the Audit Committee is financially literate and each qualifies as an “audit committee financial expert” under federal securities laws. The Audit Committee’s purposes are to assist the Board in overseeing: (a) the quality and integrity of our financial statements; (b) the qualifications and independence of our independent auditors; and (c) the performance of our internal audit function and independent auditors.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditors the matters required to be discussed with audit committees by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 2600T, and has discussed with our independent auditors their independence.

Based on the review and discussions noted above and our independent auditors’ report to the Audit Committee, the Audit Committee has recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Robert W. Tieken (Chairman)
Harold R. Logan, Jr.
John R. Miller

Aggregate fees billed to us for the fiscal year ended December 31, 2008 by our independent auditors, Ernst & Young LLP and aggregate fees billed to us for the fiscal year ended December 31, 2007 by our former independent auditors, PricewaterhouseCoopers LLP, are as follows:

Year Ended
December 31,
	2008	2007

Audit Fees	$3.1 million	$2.5 million
Audit-Related Fees	.4 million	—
Tax Fees	.1 million	—
All Other Fees	—	$1.0 million
Total	$3.6 million	$3.5 million

Audit Fees.  This category includes the aggregate fees billed for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting for the fiscal years ended December 31, 2008 and December 31, 2007, for the reviews of the financial statements included in our quarterly reports on Form 10-Q during 2008 and 2007, and for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for accounting consultation and audits of employee benefit plans.

Tax Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

All Other Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent auditors that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

The Audit Committee reviews and pre-approves audit and non-audit services performed by the Company’s independent auditors as well as the fees charged for such services. The Audit Committee may delegate pre-approval authority for such services to one or more members, whose decisions are then presented to the full Audit Committee at its scheduled meetings. In 2008 and 2007, all of the audit and non-audit services provided by our independent auditors were pre-approved by the Audit Committee in accordance with the Audit Committee Charter.

Independent Auditors

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

ADDITIONAL INFORMATION

The Company will bear the entire cost of proxy solicitation, including the preparation, internet posting, assembly, printing, mailing and distribution of proxy materials. In addition to the use of the mail, proxies may be solicited personally by telephone by certain employees. The Company will reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to principals and obtaining their proxies.

Where a choice is specified with respect to any matter to come before the Annual Meeting, the shares represented by proxy will be voted in accordance with such specifications. Where a choice is not so specified, the shares represented by the proxy will be voted “FOR” the election of each of the nominees for Director, “FOR” approval of the amendment of the 2004 Plan and “FOR” the approval of the amendments.

Management is not aware of any matter other than the election of Directors that will be presented for action at the Annual Meeting, but if any other matters do properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in accordance with their best judgment.

In the election of Directors, a specification to withhold authority to vote for any of the nominees will not constitute an authorization to vote for any other nominee.

Some banks, brokers or other nominee record holders of the Company’s common stock may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report may have been sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to the Company at the following address: Graphic Packaging Holding Company, 814 Livingston Court, Marietta, Georgia 30067, Attention: Corporate Secretary or by calling (770) 644-3000. Any stockholder who wants to receive separate copies of the Annual Report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact the Company at the above address or telephone number.

STOCKHOLDER PROPOSALS AND NOMINATIONS

If you intend to present a proposal at the 2010 annual meeting of stockholders, and you wish to have the proposal included in the proxy statement for that meeting, you must submit the proposal in writing to the Company’s Corporate Secretary at 814 Livingston Court, Marietta, Georgia 30067. The Corporate Secretary must receive this proposal no later than December 30, 2009.

If you want to present a proposal at the 2010 annual meeting of stockholders, without including the proposal in the proxy statement, or if you want to nominate one or more Directors, you must provide written notice to the Company’s Corporate Secretary at the address above. The Corporate Secretary must receive this notice not earlier than January 6, 2010, and not later than February 15, 2010. However, if the date of the 2010 annual stockholders meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the Annual Meeting, then such proposal must be submitted by the later of the 90th day before such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Notice of a proposal or nomination must include:

•	as to each proposed nominee for election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-8 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

•	as to any other proposal, a brief description of the proposal (including the text of any resolution proposed for consideration), the reasons for such proposal and any material interest in such proposal of such stockholder and of any beneficial owner on whose behalf the proposal is made; and

•	as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made:

•	the name and address of such stockholder and beneficial owner, as they appear on the Company’s books;

•	the class and number of shares of the Company’s common stock that are owned beneficially and of record by such stockholder and such beneficial owner;

•	a representation that the stockholder is a holder of record of the Company’s common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•	a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends: (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee; and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Only persons who are nominated in accordance with the procedures described above will be eligible for election as Directors and only such other proposals as were brought before the meeting in accordance with the procedures described above will be presented at the meeting. Except as otherwise provided by law, the Company’s Restated Certificate of Incorporation or Amended and Restated By-Laws, the Chairman of the meeting will have the power and duty to determine whether a nomination or any other proposal was made or proposed in accordance with these procedures. If any proposed nomination or proposal is not made or proposed in compliance with these procedures, it will be disregarded. A proposed nomination or proposal will also be disregarded if the stockholder or a qualified representative of the stockholder does not appear at the annual meeting of stockholders to present the nomination or proposal, notwithstanding that the Company may have received proxies with respect to such vote.

The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified the Company of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that the Company has prepared to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

ANNUAL REPORT

The Company’s 2008 Annual Report accompanies this Proxy Statement. The Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for GPHC and GPC is included in the Annual Report to Stockholders and is available without charge upon written request addressed to Graphic Packaging Holding Company, Investor Relations, 814 Livingston Court, Marietta, Georgia 30067. The Company will also furnish any exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, if specifically requested.

By order of the Board of Directors,

STEPHEN A. HELLRUNG
Senior Vice President, General Counsel and
Secretary

Marietta, Georgia
March 31, 2009

APPENDIX A

Graphic Packaging Holding Company
(formerly, Graphic Packaging Corporation)

Amended and Restated 2004 Stock and Incentive
Compensation Plan

1

Graphic Packaging Holding Company
Amended and Restated 2004 Stock and Incentive
Compensation Plan

ARTICLE 1.

Establishment, Purpose, and Duration

1.1 Establishment.  Graphic Packaging Holding Company, a Delaware Corporation and successor in interest to Graphic Packaging Corporation, a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Amended and Restated 2004 Stock and Incentive Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, and Other Stock-Based Awards.

The Plan became effective upon initial shareholder approval on May 18, 2004 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan.  The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain Employees and Directors of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals and for Third Party Service Providers through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

1.3 Duration of the Plan.  Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of the Plan by the Board, or (b) the Effective Date.

1.4 Successor Plan.  This Plan shall serve as the successor to the Prior Plan and no further grants shall be made under the Prior Plan from and after the Effective Date of this Plan. All outstanding awards under the Prior Plan immediately prior to the Effective Date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as Awards under this Plan. However, each such award shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance, and, except as otherwise expressly provided herein or by the Committee, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated awards.

Any Shares reserved for issuance under the Prior Plan in excess of the number of Shares as to which awards have been awarded thereunder shall be transferred into this Plan upon the Effective Date and shall become available for grant under this Plan. Subject to the limits set forth in Section 4.1 of the Plan, any Shares related to awards granted or issued under the Prior Plan that after the Effective Date may lapse, expire, terminate, or are cancelled, are settled in cash in lieu of common stock, are tendered (either by actual delivery or attestation) to pay the Option Price, or are used to satisfy any tax withholding requirements shall be deemed available for issuance or reissuance under this Plan.

Furthermore, upon the Effective Date of this Plan, the 2003 Riverwood Holding, Inc. Directors Stock Incentive Plan will have no further force and effect as a shareholder-approved plan, but the plan will be used as an internal document for the administration of Board pay.

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ARTICLE 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3 “Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4 “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.8 “Cash Flow” means Consolidated Indebtedness/Securitization (as this term is defined in the Company’s $1.6B Credit Agreement) less cash and equivalents, both as reflected on the audited balance sheet of the Company for December 31 of the Plan Year, less the same figure as reflected on the audited balance sheet of the Company for December 31 of the immediately prior Plan Year.

2.9 “Cause” means:

(a) The Participant’s willful and continued failure to substantially perform his duties with the Company, its Affiliates, and/or its Subsidiaries (other than any such failure resulting from Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant willfully failed to substantially perform his duties, and after the Participant has failed to resume substantial performance of his duties on a continuous basis within thirty (30) calendar days of receiving such demand;

(b) The Participant willfully engaging in conduct (other than conduct covered under (a) above) which is demonstrably and materially injurious to the Company, its Affiliates, and/or its Subsidiaries, monetarily or otherwise; or

(c) The Participant’s conviction of a felony.

2.10 “Change of Control” (subject to any contrary meaning required by Section 22.18) means any of the following events:

(a) The acquisition by any Person of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.10, the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who on the Effective Date is the Beneficial Owner of thirty percent (30%) or more of the Outstanding Company Voting Securities, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, (iv) any acquisition by a shareholder who is a party to the Riverwood Holding, Inc. Stockholders Agreement, dated March 25, 2003, or (v) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (i), (ii), and (iii) of Section 2.10(c);

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(b) Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, or consolidation to which the Company is a party (a “Business Combination”), in each case unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of Directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (ii) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso to paragraph (b) of this Section 2.10) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(d) The sale, transfer or other disposition of all or substantially all of the assets of the Company; or

(e) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.11 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.12 “Committee” means the Compensation Committee of the Board of Directors. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

2.13 “Company” means Graphic Packaging Corporation, a Delaware corporation, and any successor thereto as provided in Article 21 herein.

2.14 “Covered Employee” means a Participant who is a “covered employee,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

2.15 “Covered Employee Annual Incentive Award” means an Award granted to a Covered Employee as described in Article 12.

2.16 “Director” means any individual who is a member of the Board of Directors of the Company.

2.17 “Disability” means, unless otherwise provided in an Award or required by Section 22.18 of the Plan, a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the performance of a Participant’s employment-related duties for a period of six (6) months or longer and within thirty (30) days after the Company notifies the Participant in writing that it intends to replace him, the Participant shall not have returned to the performance of his employment-related duties on a full-time basis.

The Board’s reasoned and good faith judgment of Disability shall be final, binding, and conclusive and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the

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Company to advise the Board, provided that, with respect to any Participant who is a party to an employment or individual severance agreement with the Company, “Disability” shall have the meaning, if any assigned in such agreement to such term or to a similar term such as “Permanent Disability” or “Permanently Disabled.”

2.18 “Effective Date” has the meaning set forth in Section 1.1.

2.19 “Employee” means any employee of the Company, its Affiliates, and/or Subsidiaries.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.21 “Extraordinary Items” means (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report on Form 10-K.

2.22 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading days, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award. If, however, the required accounting standards used to account for equity Awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan such that fair value accounting for such Awards becomes required, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

2.23 “Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.24 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.25 “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.26 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.27 “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.28 “Net Income” means the consolidated net income before taxes for the Plan Year, as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

2.29 “Nonemployee Director” has the same meaning set forth in Rule 16b-3 promulgated under the Exchange Act, or any successor definition adopted by the United States Securities and Exchange Commission.

2.30 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.31 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

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2.32 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.33 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.34 “Option Term” means the period of time an Option is exercisable as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

2.35 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.36 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.37 “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.38 “Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.39 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.40 “Performance Share” means an Award granted to a Participant, as described in Article 9.

2.41 “Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.42 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.43 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.44 “Plan” means the Graphic Packaging Corporation 2004 Stock and Incentive Compensation Plan, as it may hereinafter be amended and/or restated.

2.45 “Plan Year” means the calendar year.

2.46 “Prior Plan” means the 2003 Riverwood Holding, Inc. Long-Term Incentive Plan.

2.47 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.48 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.49 “Retirement” means termination of employment by the Participant with age and years of service credit totaling at least sixty-five (65), with the minimum age at which a Participant may be considered retired being fifty-five (55).

2.50 “Share” means a share of common stock of the Company, $.01 par value per share.

2.51 “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.52 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

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2.53 “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.54 “Third-Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, its Affiliates, and/or its Subsidiaries that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

ARTICLE 3.

Administration

3.1 General.  The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 19, adopting modifications. subplans, and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company, its Affiliates, and/or its Subsidiaries, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individual to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individual may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees (including any officers of the Company) to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider or a Covered Employee; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

ARTICLE 4.

Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be:

(i) Twenty-seven million (27,000,000), plus

(ii) (A) Any authorized Shares not issued or subject to outstanding awards under the Company’s Prior Plan as of the Effective Date; and (B) any Shares subject to the five million two hundred thousand

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(5,200,000) outstanding awards as of the Effective Date under the Prior Plan that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares), up to an aggregate maximum of five million two hundred thousand (5,200,000) Shares.

(b) All of the Shares reserved for issuance under Section 4.1(a) may be issued pursuant to Full-Value Awards.

(c) Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued pursuant to ISOs and NQSOs shall be:

(i) Twenty-seven million (27,000,000) Shares that may be issued pursuant to Awards in the form of ISOs; and

(ii) Twenty-seven million (27,000,000) Shares that may be issued pursuant to Awards in the form of NQSOs.

4.2 Share Usage.  Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits for Covered Employees.  Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit,” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(a) Options:  The maximum aggregate number of Shares subject to Options, granted in any one Plan Year to any one Participant shall be five million (5,000,000) plus the amount of the Participant’s unused applicable Annual Award Limit as of the close of the previous Plan Year.

(b) SARs:  The maximum number of Shares subject to Stock Appreciation Rights, granted in any one Plan Year to any one Participant shall be five million (5,000,000) plus the amount of the Participant’s unused applicable Annual Award Limit as of the close of the previous Plan Year.

(c) Restricted Stock or Restricted Stock Units:  The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be five million (5,000,000) plus the amount of the Participant’s unused applicable Annual Award Limit as of the close of the previous Plan Year.

(d) Performance Units or Performance Shares:  The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be five million (5,000,000) Shares, or equal to the value of five million (5,000,000) Shares determined as of the date of vesting or payout, as applicable plus the amount of the Participant’s unused applicable Annual Award Limit as of the close of the previous Plan Year.

(e) Cash-Based Awards:  The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the greater of five

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million dollars ($5,000,000) or the value of five million (5,000,000) Shares determined as of the date of vesting or payout, as applicable plus the amount of the Participant’s unused applicable Annual Award Limit as of the close of the previous Plan Year.

(f) Covered Employee Annual Incentive Award.  The maximum aggregate amount awarded or credited in any one Plan Year with respect to a Covered Employee Annual Incentive Award shall be determined in accordance with Article 12.

(g) Other Stock-Based Awards.  The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be five million (5,000,000) plus the amount of the Participant’s unused applicable Annual Award Limit as of the close of the previous Plan Year.

4.4 Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. To the extent such adjustments affect Awards to Covered Employees or ISOs, the adjustments will be prescribed in a form that meets the requirements of Code Section 162(m) and 422 respectively.

Subject to the provisions of Article 19, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code, where applicable.

ARTICLE 5.

Eligibility and Participation

5.1 Eligibility.  Individuals eligible to participate in this Plan include key Employees, Directors, and Third Party Service Providers. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of § 1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

5.2 Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

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ARTICLE 6.

Stock Options

6.1 Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the regulations thereunder).

6.2 Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price.  The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement. The Option Price may include (but not be limited to) an Option Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, an Option Price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, if the Option is an ISO the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

6.4 Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

6.5 Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price, provided that, except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market; (c) by a combination of (a) and (b); or (d) any other method acceptable under applicable law which is approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment if required (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

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6.7 Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or any blue sky, state, or foreign securities laws applicable to such Shares.

6.8 Termination of Employment.  Unless otherwise provided in a Participant’s Award Agreement, the Options, which become exercisable as provided in Section 6.5 above, shall be treated as follows:

(a) If a Participant’s employment terminates during the Option Term by reason of death, the Options shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) twelve (12) months after the date of death; or (ii) the expiration of the Option Term.

(b) If a Participant’s employment terminates during the Option Term by reason of Disability, the Options shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) thirty-six (36) months after the Participant’s termination of employment; or (ii) the expiration of the Option Term.

(c) If a Participant’s employment terminates during the Option Term by reason of Retirement, the Options shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) sixty (60) months after the Participant’s termination of employment; or (ii) the expiration of the Option Term.

(d) If a Participant’s employment terminates during the Option Term due to dismissal by the Company for Cause, the Options terminate and have no force or effect upon the date of the Participant’s termination.

(e) If the Participant’s employment terminates during the Option Term for any other reason, the Options terminate and have no force or effect upon the earlier of: (i) ninety (90) days after the Participant’s termination of employment; or (ii) the expiration of the Option Term.

(f) If the Participant continues employment with the Company through the Option Term, the Options terminate and have no force or effect upon the expiration of the Option Term.

6.9 Transferability of Options.

(a) Incentive Stock Options.  Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant.

(b) Nonqualified Stock Options.  Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

6.10 Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

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6.11. Substituting SARs.  In the event the Company no longer uses APB Opinion 25 to account for equity compensation and is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Shares (or SARs paid in Shares or cash at the Committee’s discretion) for outstanding Options; provided, the terms of the substituted Share SARs are the same as the terms for the Options and the difference between the Fair Market Value of the underlying Shares and the Grant Price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

6.12 No Deferral or Dividend Equivalents.  No Option granted under this Plan shall (i) provide for dividend equivalents, or (ii) have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

ARTICLE 7.

Stock Appreciation Rights

7.1 Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price may include, but not be limited to, a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, a Grant Price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee in its sole discretion. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR.  The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4 Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5. Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO. Also, the Tandem SAR may only be transferred when the tandem ISO is transferable.

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7.6 Payment of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion.

7.7 Termination of Employment.  Unless otherwise provided in a Participant’s Award Agreement, the SARs, which become exercisable as provided in Sections 7.4 and 7.5 above, shall be treated as follows:

(a) If a Participant’s employment terminates during the SARs term by reason of death, the SARs shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) twelve (12) months after the date of death; or (ii) the expiration of the SAR term.

(b) If a Participant’s employment terminates during the SARs term by reason of Disability, the SARs shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) thirty-six (36) months after the Participant’s termination of employment; or (ii) the expiration of the SAR term.

(c) If a Participant’s employment terminates during the SARs term by reason of Retirement, the SARs shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) sixty (60) months after the Participant’s termination of employment; or (ii) the expiration of the SAR term.

(d) If a Participant’s employment terminates during the SARs term due to dismissal by the Company for Cause, the SARs terminate and have no force or effect upon the date of the Participant’s termination.

(e) If the Participant’s employment terminates during the SARs term for any other reason, the SARs terminate and have no force or effect upon the earlier of: (i) ninety (90) days after the Participant’s termination of employment; or (ii) the expiration of the SAR term.

(f) If the Participant continues employment with the Company through the SAR term, the SARs terminate and have no force or effect upon the expiration of the SAR term.

7.8 Nontransferability of SARs.  Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.9 No Deferral or Dividend Equivalents.  No SAR granted under this Plan shall (i) provide for dividend equivalents, or (ii) have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

7.10 Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

ARTICLE 8.

Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and subject to such conditions as the Committee shall determine.

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Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Transferability.  Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4 Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.5 Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Graphic Packaging Holding Company Amended and Restated 2004 Stock and Incentive Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Graphic Packaging Holding Company.”

8.6 Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7 Termination of Employment.  Unless otherwise provided in a Participant’s Award Agreement, upon termination of employment due to death, Disability, or Retirement, all restrictions on such Restricted Stock or Restricted Stock Units shall terminate. In the event a Participant’s employment terminates for any other reason, including but not limited to, termination with or without Cause by the Company, its Affiliates, and/or

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its Subsidiaries, or voluntary termination by the Participant, all of the unvested Shares of Restricted Stock and Restricted Stock Units a Participant holds at the time of such termination shall be forfeited to the Company.

8.8 Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 9.

Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment.  Unless otherwise provided in a Participant’s Award Agreement, and subject to Section 22.18, upon termination of employment due to death, Disability, or Retirement, any Performance Units and/or Performance Shares shall become payable on a pro rata basis assuming the performance goals have been achieved at target. The proration shall be determined as a function of the length of time within the Performance Period that has elapsed prior to termination of employment. In the event a Participant’s employment terminates for any other reason, including but not limited to, termination with or without Cause by the Company, its Affiliates, and/or its Subsidiaries, or voluntary termination by the Participant, any Performance Units and/or Performance Shares a Participant holds at the time of such termination shall be forfeited.

9.6 Nontransferability.  Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his lifetime only by such Participant.

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ARTICLE 10.

Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals at its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5 Termination of Employment.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6 Nontransferability.  Except as otherwise determined by the Committee, Cash-Based Awards and Other Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his lifetime only by such Participant. With respect to Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

ARTICLE 11.

Performance Measures

11.1 Performance Measures.  Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee (other than a Covered Employee Annual Incentive Award awarded or credited pursuant to Article 12) that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share;

(c) Net sales growth;

(d) Net operating profit;

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(e) Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price (including, but not limited to, growth measures and total shareholder return);

(k) Expense targets;

(l) Margins;

(m) Operating efficiency;

(n) Customer satisfaction;

(o) Working capital targets;

(p) Economic value added or “EVA”;

(q) Cost elimination;

(r) Debt reduction;

(s) Employee engagement and cultural effectiveness; and

(t) Ratios combining any of the performance measures.

Any Performance Measure(s) may be used to measure the performance of the Company, its Affiliates, and/or its Subsidiaries as a whole or any business unit of the Company, its Affiliates, and/or its Subsidiaries or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

11.2 Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.3 Adjustment of Performance-Based Compensation.  Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

11.4 Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall

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not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures other than those set forth in Section 11.1.

ARTICLE 12.

Covered Employee Annual Incentive Award

12.1 Establishment of Incentive Pool.  The Committee may designate Covered Employees who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool equal to the greater of: (i) one and one half percent (1.5%) of the Company’s Credit Agreement EBITDA (as defined in the Company’s filings with the Security and Exchange Commission) for the Plan Year, (ii) four percent (4%) of the Company’s Cash Flow for the Plan Year, or (iii) six percent (6%) of the Company’s Net Income for the Plan Year. The Committee shall allocate an incentive pool percentage to each designated Covered Employee for each Plan Year. In no event may (1) the incentive pool percentage for any one Covered Employee exceed forty percent (40%) of the total pool and (2) the sum of the incentive pool percentages for all Covered Employees cannot exceed one hundred percent (100%) of the total pool.

12.2 Determination of Covered Employees’ Portions.  As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each Covered Employee’s allocated portion of the incentive pool based upon the percentage established at the beginning of the Plan Year. Each Covered Employee’s incentive award then shall be determined by the Committee based on the Covered Employee’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other Covered Employee’s allocated portion. The Committee shall retain the discretion to adjust such Awards downward.

12.3 Payment.  Payment of Covered Employee Annual Incentive Awards, to the extent earned, shall be made no later than March 15 of the year following the end of the applicable Plan Year.

ARTICLE 13.

Nonemployee Director Awards

Nonemployee Directors may be granted Awards under the Plan. Annually, the Nonemployee Directors will be granted Awards on a nondiscriminatory basis as approved by the Board.

ARTICLE 14.

Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award (other than Options or SARs), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Unless otherwise provided in the applicable Award Agreement, dividend equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture.

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ARTICLE 15.

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 16.

Deferrals

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, Covered Employee Annual Incentive Award, Other Stock-Based Awards, or Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Options and SARs may not have deferral features.

ARTICLE 17.

Rights of Participants

17.1 Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

17.2 Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

17.3 Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 18.

Change of Control

18.1 Change of Control of the Company.  Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

(a) Any and all Options and SARs granted hereunder shall become immediately vested and exercisable; additionally, except as otherwise provided in Section 18.1(f), if a Participant’s employment is terminated for any reason except Cause within six (6) months prior to such Change of Control or within twelve (12) months subsequent to such Change of Control, the Participant shall have until the earlier of:

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(i) twelve (12) months following such termination date, or (ii) the expiration of the Option or SAR term, to exercise any such Option or SAR;

(b) Any Period of Restriction and restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse;

(c) The incentive pool used to determine Covered Employee Annual Incentive Awards shall be based on the Credit Agreement EDITDA, Cash Flow or Net Income of the Plan Year immediately preceding the year of the Change of Control, or such other method of payment as may be determined by the Committee at the time of the Award or thereafter but prior to the Change of Control;

(d) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares, shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control;

(i) The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants within thirty (30) days following the effective date of the Change of Control (subject to Section 22.18). The Committee has the authority to pay all or any portion of the value of the Shares in cash;

(ii) Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change of Control (subject to Section 22.18); and

(e) Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company, and subject to Section 22.18, the Committee shall pay out all Cash-Based Awards and any restrictions on Other Stock-Based Awards shall lapse.

(f) Notwithstanding Section 18.1(a) or any other provision herein to the contrary, if a Participant’s employment is terminated for any reason except Cause on or after the date, if any, on which the Company’s shareholders approve a transaction constituting a Change of Control pursuant to Sections 2.10(c) or 2.10(d), but prior to the consummation thereof, the Participant shall be treated solely for the purposes of the Plan as continuing in the Company’s employment until the occurrence of the Change in Control and to have been terminated immediately thereafter.

ARTICLE 19.

Amendment, Modification, Suspension, and Termination

19.1 Amendment, Modification, Suspension, and Termination.  Subject to Section 19.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, except as may be permitted by Section 6.11 or by lowering the Option Price of a previously granted Option, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rule.

19.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

19.3 Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely

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affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 20.

Withholding

20.1 Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

20.2 Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 21.

Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 22.

General Provisions

22.1 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, its Affiliates, and/or its Subsidiaries, violation of material Company, its Affiliates, and/or its Subsidiaries policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

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22.2 Legend.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

22.3 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

22.4 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.5 Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

22.6 Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

22.7 Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.8 Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

22.9 Employees Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which Employees and/or Directors or Third Party Service Providers outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees and/or Directors or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.9 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.10 Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

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22.11 Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, its Affiliates, and/or its Subsidiaries, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, its Affiliates, and/or its Subsidiaries, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.

22.12 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.13 Retirement and Welfare Plans.  Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s, its Affiliates’, and/or its Subsidiaries’ retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

22.14 Nonexclusivity of the Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

22.15 No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s, its Affiliates’, and/or its Subsidiaries’ right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company, its Affiliates, and/or its Subsidiaries to take any action which such entity deems to be necessary or appropriate.

22.16 Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

22.17 Indemnification.  Each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action take or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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22.18. Special Provisions Related to Section 409A of the Code.

(a) General.  It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions.  Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change of Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change of Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change of Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Agreement that is permissible under Section 409A or any later date required by subsection (d) below. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

(c) Allocation among Possible Exemptions.  If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Senior Vice President of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances.  Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Anti-Dilution Adjustments.  Notwithstanding any anti-dilution provision in the Plan, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.

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APPENDIX B

CERTIFICATE OF AMENDMENT
OF
THE RESTATED CERTIFICATE OF INCORPORATION
OF
GRAPHIC PACKAGING HOLDING COMPANY

Graphic Packaging Holding Company, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  The name of the Corporation is Graphic Packaging Holding Company.

SECOND:  Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”).

THIRD:  The terms and provisions of this Certificate of Amendment (i) have been approved by the Board of Directors of the Corporation in a resolution setting forth and declaring advisable the amendment contained herein, and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the Delaware General Corporation Law.

FOURTH:  Article Four of the Corporation’s Restated Certificate of Incorporation is hereby amended by adding a paragraph to the text at the end of Section 4.01 as follows:

“Reverse Split. Effective at   p.m., Eastern time, on the date of filing of this Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [2 up to 10] shares of Common Stock, held of record as of the Effective Time or held in the Corporation’s treasury as of the Effective Time (collectively, the “Old Common Stock”) shall be automatically reclassified and converted, without further action on the part of the holder thereof, into one share of Common Stock, with any resulting fractional shares rounded up to the nearest whole share of Common Stock.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and converted; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall be issued, upon surrender of such certificate, a new certificate or certificates representing the appropriate number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and converted.”

IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by its Secretary this   day of          , 20  .

GRAPHIC PACKAGING HOLDING COMPANY

By:

Name:

Title:

1

GRAPHIC PACKAGING HOLDING COMPANY
814 LIVINGSTON COURT
MARIETTA, GA 30067

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2009 (or May 8, 2009 for stockholders voting shares held in a 401(k) Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Graphic Packaging Holding Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2009 (or May 8, 2009 for stockholders voting shares held in a 401(k) Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Graphic Packaging Holding Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by 11:59 P.M. Eastern Time on May 14, 2009 (or May 8, 2009 for stockholders voting shares held in a 401(k) Plan).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

GRHPK1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GRAPHIC PACKAGING HOLDING COMPANY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:
01) Jeffrey Liaw
02) Michael G. MacDougall
03) John R. Miller

Vote on Proposals

4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is given, this proxy will be voted FOR items 1, 2 and 3.** If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VOTEBYINTERNET-www.proxyvote.comUsetheInternettotransmityourvotinginstructionsandforelectronicdelive ryofinformationupuntil11:59P.M.EasternTimeonMay14,2009(orMay8,2009forstockholdersvotingsharesheldina 401(k)Plan).HaveyourproxycardinhandwhenyouGRAPHICPACKAGINGHOLDINGCOMPANYaccessthewebsiteandfollowthe instructionstoobtainyour814LIVINGSTONCOURTrecordsandtocreateanelectronicvotinginstructionform.MARIET TA,GA30067ELECTRONICDELIVERYOFFUTUREPROXYMATERIALSIfyouwouldliketoreducethecostsincurredbyGraphicPac kagingHoldingCompanyinmailingproxymaterials,youcanconsenttoreceivingallfutureproxystatements,proxyca rdsandannualreportselectronicallyviae-mailortheInternet.Tosignupforelectronicdelivery,pleasefollowth einstructionsabovetovoteusingtheInternetand,whenprompted,indicatethatyouagreetoreceiveoraccessproxym aterialselectronicallyinfutureyears.VOTEBYPHONE-1-800-690-6903Useanytouch-tonetelephonetotransmityou rvotinginstructionsupuntil11:59P.M.EasternTimeonMay14,2009(orMay8,2009forstockholdersvotingshareshel dina401(k)Plan).Haveyourproxycardinhandwhenyoucallandthenfollowtheinstructions.VOTEBYMAILMark,signan ddateyourproxycardandreturnitinthepostage-paidenvelopewehaveprovidedorreturnittoGraphicPackagingHold ingCompany,c/oBroadridge,51MercedesWay,Edgewood,NY11717.Yourproxycardmustbereceivedby11:59P.M.Easter nTimeonMay14,2009(orMay8,2009forstockholdersvotingsharesheldina401(k)Plan).TOVOTE,MARKBLOCKSBELOWINB LUEORBLACKINKASFOLLOWS:GRHPK1KEEPTHISPORTIONFORYOURRECORDSDETACHANDRETURNTHISPORTIONONLYTHISPROXYCAR DISVALIDONLYWHENSIGNEDANDDATED.ForWithholdForAllTowithholdauthoritytovoteforanyindividualGRAPHICPACK AGINGHOLDINGCOMPANYAllAllExceptnominee(s),mark“ForAllExcept”andwritethenumber(s)ofthenominee(s)onthe linebelow.THEBOARDOFDIRECTORSRECOMMENDSAVOTE“FOR“ITEMS1,2AND3.000VoteonDirectors1.ElectionofDirector sNominees:01)JeffreyLiaw02)MichaelG.MacDougall03)JohnR.MillerForAgainstAbstainVoteonProposals2.Propo saltoapproveanamendmenttotheGraphicPackagingCorporation2004StockandIncentiveCompensationPlan(i)toinc rease000thenumberofsharesoftheCompany’scommonstockthatmaybegrantedpursuanttoawardsby12,000,000shares ,(ii)toapproveandaddtoalistofqualifiedbusinesscriteriaforperformance-basedawards;and(iii)tomakeother conformingchanges.3.ProposaltoapproveanamendmenttotheCompany’sRestatedCertificateofIncorporationthat wouldpermittheCompany’s000BoardofDirectorstoimplement,attheirdiscretion,areversestocksplitoftheCompa ny’scommonstockatanytimepriortothe2010AnnualMeetingofStockholders.4.Intheirdiscretion,uponsuchotherm attersthatmayproperlycomebeforethemeetingoranyadjournmentoradjournmentsthereof.Thesharesrepresentedb ythisproxy,whenproperlyexecuted,willbevotedinthemannerdirectedhereinbytheundersignedStockholder(s).I fnodirectionisgiven,thisproxywillbevotedFORitems1,2and3.Ifanyothermattersproperlycomebeforethemeetin g,orifcumulativevotingisrequired,thepersonnamedinthisproxywillvoteintheirdiscretion.Foraddresschange sand/orcomments,pleasecheck0thisboxandwritethemonthebackwhereindicated.Pleaseindicateifyouplantoatte ndthismeeting.00Pleasesignexactlyasyourname(s)appear(s)hereon.Whensigningasattorney,executor,adminis trator,orotherfiduciary,pleasegivefulltitleassuch.JointYesNoownersshouldeachsignpersonally.Allholder smustsign.Ifacorporationorpartnership,pleasesigninfullcorporateorpartnershipname,byauthorizedofficer .Signature[PLEASESIGNWITHINBOX]DateSignature(JointOwners)Date

ImportantNoticeRegardingtheAvailabilityofProxyMaterialsfortheAnnualMeeting:TheNoticeandProxyStatemen tandAnnualReport(includingForm10-K)areavailableatwww.proxyvote.com.GRHPK2GRAPHICPACKAGINGHOLDINGCOMP ANYTHISPROXYISSOLICITEDONBEHALFOFTHEBOARDOFDIRECTORSANNUALMEETINGOFSTOCKHOLDERSMAY13,2009Theundersig nedstockholder(s)herebyappoint(s)DanielJ.BlountandStephenA.Hellrung,oreitherofthem,asproxies,eachwit hthepowertoappointhissubstitute,andherebyauthorizesthemtorepresentandtovote,asdesignatedonthereverse sideofthisballot,allofthesharesofCommonStockofGRAPHICPACKAGINGHOLDINGCOMPANYthatthestockholder(s)is/ areentitledtovoteattheAnnualMeetingofStockholder(s)tobeheldat10:00a.m.,EasternTimeonMay13,2009,atthe RenaissanceWaverlyHotel,2450GalleriaParkway,Atlanta,Georgia30339,andanyadjournmentorpostponementther eof.Ifsuchundersignedstockholder(s)hold(s)sharesofGRAPHICPACKAGINGHOLDINGCOMPANYina401(k)Plan,suchst ockholder(s)herebyauthorize(s)anddirect(s)thetrusteeofsuch401(k)Plantovoteallsharesintheundersigneds tockholder(s)accountunderthe401(k)PlaninthemannerindicatedonthereversesideofthisproxyattheAnnualMeet ingandatanyadjournmentorpostponementthereof.THISPROXY,WHENPROPERLYEXECUTED,WILLBEVOTEDASDIRECTEDBYTH ESTOCKHOLDER(S).IFNOSUCHDIRECTIONSAREGIVEN,THISPROXYWILLBEVOTEDFORTHEELECTIONOFTHENOMINEESLISTEDONTH EREVERSESIDEFORTHEBOARDOFDIRECTORSANDFOREACHPROPOSAL.IFSHARESAREHELDINA401(K)PLANANDNODIRECTIONSAREG IVEN,THETRUSTEEWILLTIMELYVOTESUCHSHARESINPROPORTIONTOTHEVOTESRECEIVEDFROMOTHERPARTICIPANTSINTHEPLAN. PLEASEMARK,SIGN,DATEANDRETURNTHISPROXYCARDPROMPTLYUSINGTHEENCLOSEDREPLYENVELOPEAddressChanges/Commen ts: (IfyounotedanyAd dressChanges/Commentsabove,pleasemarkcorrespondingboxonthereverseside.)CONTINUEDANDTOBESIGNEDONREVER SESIDE